Exhibit 99.2

TSX VENTURE EXCHANGE
FORM 2B - LISTING APPLICATION

Application for the listing of common shares in the capital of
 McorpCX, Inc. on the TSX Venture Exchange

McorpCX, Inc.
201 Spear Street, Suite 1100
San Francisco, CA 94105
Telephone: 415.526.2655
Fax: 415.526.2650
Website: www.mcorpcx.com
 Class of Securities: Common Shares
January 27, 2016
No securities regulatory authority or the TSX Venture Exchange has expressed an opinion about the securities which are the subject of this application.

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TABLE OF CONTENTS
 Form 2B - Listing Application of McorpCX, Inc.

GENERAL
McorpCX, Inc. ("we," "us," "our," or the "Company") is a California corporation whose shares of common stock ("common shares") have been traded on the OTC Markets in the United States since March 2013. The Company is a reporting company with the United States Securities and Exchange Commission as a result of its common stock being registered under Section 12(g) of the United States Exchange Act of 1934 (the "Exchange Act").  We have filed our annual audited and quarterly financial statements on EDGAR as a "domestic issuer" under the Exchange Act since November 2012. We are a "reporting issuer" in the Province of British Columbia under Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets ("MI 51-105") and we are current in filing all of our audited annual and unaudited quarterly financial statements on SEDAR in compliance with MI 51-105. Our financial statements are prepared in accordance with U.S. GAAP and are in U.S. dollars.  All dollars amounts used in this Listing Application are in U.S. dollars, unless otherwise specified.
INCORPORATION BY REFERENCE
We have included as exhibits to this Form 2B - Listing Application ("Listing Application") certain documents that we have filed with  securities  commissions or similar authorities in Canada and the United States. These documents may be accessed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

Exhibit
1.
Our audited statements of financial position as of December 31, 2013 and 2012 and the related statements of income, retained earnings, and cash flows for the years then ended, together with the notes thereto and the reports of independent registered public accounting firm thereon, as included in our Form 10-K filed April 3, 2014 on SEDAR

A
2.	Our management's discussion and analysis of financial condition and results of operation for the fiscal year ended December 31, 2013, as included in our Form 10-K filed April 3, 2014 on SEDAR	B
3.
Our audited balance sheets as of December 31, 2014 and 2013 and related statements of income, changes in stockholders' equity and cash flows for the years ended, together with the notes thereto and the reports of independent registered public account firm thereon, as included in our Form 10-K filed April 7, 2015 on SEDAR

C
4.	Our management's discussion and analysis of financial condition and results of operation for the fiscal year ended December 31, 2014, as included in our Form 10-K filed April 7, 2015 on SEDAR	D
5.	Our unaudited interim financial statements as at and for the three and nine months ended September 30, 2015 and the notes thereto, as included in our Form 10-Q filed November 16, 2015 on SEDAR	E
6.
Our management's discussion and analysis of financial condition and results of operation for the three and nine months ended September 30, 2015, as included in our Form 10-Q filed November 16, 2015 on SEDAR

F

GLOSSARY
In this Listing Application, the following terms will have the meaning set forth below, as more particularly described in this Listing Application:
Board	The board of directors of the Company
CEM	Customer experience management
common shares	Shares of the Company's common stock
Company	McorpCX, Inc., a California corporation
Coronado	Coronado Resources Ltd.
CRM	Customer relationship management
Exchange Act	United States Exchange Act of 1934, as amended
Listing Application	This Form 2B Listing Application to list the common shares on the TSX-V
MI 51-105	Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets
Named Executive Officers	Michael Hinshaw, our Chief Executive Officer, and Lynn Davison, our Chief Operating Officers
Private Placement	The non-brokered private placement of our common shares at a price of $0.75 per share to be completed in connection with the listing of our common shares on the TSX-V
Options	Options to purchase common shares issued pursuant to the Share Option Plan
SaaS	Software as a service
Share Option Plan	The share option plan of the Company
Touchpoint Mapping	Our Touchpoint Mapping® On-Demand ("Touchpoint Mapping") solutions software
TSX-V	TSX Venture Exchange
U.S. GAAP	United States Generally Accepted Accounting Principles

SUMMARY
The following is a summary of the principal features of this Listing Application and should be read together with the more detailed information and financial data and statements contained elsewhere in this Listing Application. This summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere herein.  Unless otherwise indicated, all currency amounts are stated in United States dollars.  The information contained herein is as of January 25, 2016 unless otherwise indicated.  Capitalized terms used in this summary are defined in this Listing Application.
Principal Business
We are a customer experience management ("CEM") solutions company dedicated to helping organizations improve customer experiences, increase customer loyalty, reduce costs and increase revenue.  We were incorporated in the State of California on December 14, 2001. On March 23, 2015, we began doing business under the business name "McorpCX", combining our CX products and services offerings under a single go-to-market brand, and we changed our legal name to McorpCX, Inc. in June 2015.

We provide our CEM solutions to our customers through both:
•     our delivery of professional CEM consulting services, and
•     our Touchpoint Mapping® On-Demand ("Touchpoint Mapping") solutions software.

At present, we either incorporate Touchpoint Mapping into our professional services solutions, or offer it to our customers as a follow-on service after completion of the professional services stage of a project.  Our plan of operations includes expanding the functionality of our Touchpoint Mapping software solutions in order that we can offer it to our customers direct or on a "stand-alone" base through a subscription price model.

Our Touchpoint Mapping software is an on-demand, cloud-based suite of CEM software solutions and value-added professional services that help large, medium and small organizations improve their customer listening and customer experience management capabilities. Our technology enables an organization's personnel to leverage a common application to see where and how to improve their customers' experiences across multiple channels and touchpoints, including web, sales, marketing, contact center, social, mobile, physical locations and others. We believe that delivering better customer experiences is a powerful, sustainable way for any organization to differentiate from their competition.

Our value-added professional services are designed to help primarily larger and medium sized organizations plan, design and deliver better customer experiences in addition to analysis and review of their customer data gathered through our application. Other services include customer experience training, strategy consulting and business process optimization, and are directed toward increasing our customers' adoption of our products and services, helping maximize their return on investment, and improving our customers' efficiency and their customer's loyalty.

See "Description of the Business" and "Narrative Description of the Business".

Private Placement
We plan to complete a non-brokered private placement (the "Private Placement") of our common shares at a price of $0.75 per share immediately prior to and conditional upon the listing of its common shares on the TSX Venture Exchange ("TSX-V").  We have received executed subscription agreements for an aggregate of 3,660,000 common shares in connection with the private placement.  Closing of the Private Placement will be conditional upon confirmation by the TSX-V that it will issue its final bulletin for the listing of the common shares on the TSX-V.   It is, in turn, a condition of listing on the TSX-V that a minimum 2,000,000 common shares be sold in connection with the Private Placement.

Use of Proceeds
The gross proceeds of the Private Placement are expected to $2,745,000. The expenses relating to the Private Placement estimated to be $25,000.  The net proceeds of the Private Placement will be used by us to continue our objective of achieving sustainable growth in its core products and services, see "Available Funds and Use of Proceeds".

Risk Factors
Investment in the Company involves a substantial degree of risk and should be regarded as speculative.  As a result, the purchase of the Company's securities should be considered only by those persons who can afford a loss of their entire investment.  Prospective investors should carefully consider, in addition to matters set forth elsewhere in this Listing Application, the following factors relating to the business of the Company:
•     We have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and any investment will be lost.
•     There is no assurance that the private placement will be completed.
•     There is no assurance that we will be able to transition our business from a business focused on professional consulting services to a business focused on sales of our Touchpoint Mapping "software as a service" CEX solutions on a subscription based pricing model.
•     The achievement of our business objectives may take longer and cost more than we currently anticipate
•     There is no assurance that we will be able to expand our customer base.
•     We are in a new and rapidly developing industry and customer demand for our services and products may change quickly
•     We have limited cash flow from operations and we do not have any arrangements for any debt or equity financing in place
•     Our inability to generate sufficient cash flows may result in our Company not being able to continue as a going concern.
•     We do not have any long term customer contracts in place and, accordingly, there is no assurance that we will be able to continue to earn revenues from existing relationships.
•     There is no assurance that customers will purchase our Touchpoint Mapping software solutions on a subscription based pricing model.

•     There is no assurance that we will be able to complete the upgrade of our Touchpoint Mapping software solutions in a manner that provides our customers and potential customers with the features and functionality they require.
•     We do not own any patents covering our product and accordingly there is no assurance that our competitors may develop and market software based solutions that are comparable to our Touchpoint Mapping solutions
•     We are dependent on our president, Michael Hinshaw, to guide our operations and we may be faced with interruptions and challenges continuing our business if we were to lose the services of Mr. Hinshaw.
•     Because we have only five officers and four directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.
•     Because we may issue additional common shares, an investment in the Company could be subject to substantial dilution.
•     There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities Laws. These restrictions may adversely affect any ability to resell stock.
•     Our future sales of our common shares could cause our stock price to decline.
•     The market price of our common shares may be volatile which could adversely affect the value and liquidity of any investment in our common stock.
•     If the Company cannot protect its intellectual property rights, its operating results will suffer, and investors could ultimately lose their entire investment.
•     The Company does not anticipate paying dividends to common stockholders in the foreseeable future, which makes investment in the Company's stock speculative or risky.
•     Limited liability of the Company's executive officers and directors may discourage stockholders from bringing a lawsuit against them.
This information is presented as of the date of this Listing Application and is subject to change, completion, or amendment without notice.  See "Risk Factors".

Summary Financial Information
The following selected financial information has been derived from and is qualified in its entirety by the audited financial statements and notes thereto included in this Listing Application, and should be read in conjunction with such financial statements and the related notes thereto, along with the "Management Discussion and Analysis" incorporated by reference herein. All financial statements of the Company are prepared in accordance with generally accepted accounting principles of the United States.

SUMMARY FINANCIAL INFORMATION
	Nine Months Ended September 30, 2015 (Unaudited)	Fiscal Year Ended December 31, 2014 (Audited)	Fiscal Year Ended December 31, 2013 (Audited)
Income Statement Information
Total Revenue	$1,074,116	$2,056,678	$940,315
Gross Profit	$689,955	$1,520,072	$595,337
Net Operating Income / (loss)	($647,771)	$1,838	($622,981)
Net income / (loss)	($649,893)	$3,123	($715,656)
Net income / (loss) per share-basic and diluted	($0.04)	$0.00	($0.05)
Balance Sheet Information	As at September 30, 2015 (Unaudited)	As at December 31, 2014 (Audited)	As at December 31, 2013 (Audited)
Cash and cash equivalents	$606,462	$649,063	$653,990
Accounts Receivable	$170,725	$162,340	$162,340
Current Assets	$777,187	$811,403	$728,968
Total Assets	$1,023,131	$1,116,690	$1,033,998
Current Liabilities	$168,006	$172,696	$127,138
Total Liabilities	$294,192	$308,867	$277,138
Accumulated Deficit	($2,508,572)	($1,858,679)	($1,861,414)
Additional Paid-In Capital	$3,237,511	$2,666,502	$2,618,274
Total Liabilities and Shareholders' Deficit	$1,023,131	$1,116,690	$1,033,998
Total Common Shares	16,766,158	16,081,158	16,081,158

CORPORATE STRUCTURE
Name, Address and Incorporation
The Company was incorporated in the State of California under the California Corporations Code as "The Innes Group, Inc." on December 14, 2001.  The Company operated as The Innes Group, Inc. dba Touchpoint Metrics and dba MCorp Consulting until October 2011. The Company filed a Certificate of Amendment of Articles of Incorporation on April 3, 2006 to amend the Fourth Article by providing that the Company is authorized to issue 30,000,000 shares and to effect a forward stock split of the Company's outstanding stock on the basis of 30,000 shares for every one outstanding share. The Company changed its name to "Touchpoint Metrics, Inc." on October 18, 2011. On March 23, 2015 we began doing business under the dba McorpCX, combining our CX products and services offerings under a single go-to-market brand, and in June 2015 the Company completed the change of its legal name to "McorpCX, Inc."
The Company's head and registered records office address is Suite 1100, 201 Spear Street, San Francisco, California, 94105.
Intercorporate Relationships
The Company has no subsidiaries.
DESCRIPTION OF THE BUSINESS
Our Business
We are a Customer Experience Management ("CEM") solutions company that provides CEM solutions to our customers through both:

•	our delivery of professional CEM consulting services, and

•	our Touchpoint Mapping CEM solutions software.
Our Touchpoint Mapping CEM solutions software is an on-demand suite of customer experience software solutions and related services designed to help organizations improve customer experiences, increase customer loyalty, reduce costs, and increase revenue.
We design our CEM solutions to enable our customers to improve the experiences of their customers, which we believe is a powerful, sustainable way for our customers to differentiate themselves from their competition. We integrate our Touchpoint Mapping solutions software into our professional services on a case-by-case basis.  We currently either incorporate Touchpoint Mapping into our professional services solutions, or offer it to our customers as a follow-on service after completion of the professional services stage of a project.
We currently do not offer Touchpoint Mapping solutions to customers on a stand-alone basis. Our business plan includes expanding the functionality of our Touchpoint Mapping solutions in order to enable us to offer this software as a service ("SaaS") to customers directly on a stand-alone basis using a subscription pricing model.

Industry Background
Customer Experience Management: Driving Customer Loyalty
CEM is simply "how customers perceive their interactions with a company over the life of their relationship with that company." CEM is a series of disciplines, methodologies, and processes used to comprehensively understand, plan, measure, and manage a customer's experiences, with the goal of improving customer perceptions.
Corporate executives worldwide recognize that CEM solutions play an important part of their organizations' strategic agendas, and are critical to their future success. While there are multiple reasons for this, among the most widely recognized is the ability of an improved customer experience to help an organization increase customer loyalty, better compete in otherwise commoditized businesses, and drive greater revenue.
CEM solutions are distinct from Customer Relationship Management ("CRM") solutions. Where CRM solutions are enterprise-focused and designed to manage customers for efficiency, CEM solutions offer an "outside-in" strategy that focuses business operations and processes around the needs of the individual customer.  CEM solutions are based on building great consumer experiences and involve strategy, integration of technology, orchestrating business models, brand management and organizational commitment.
While the CEM ecosystem is broad and complex, our CEM solutions are designed to be at the forefront of this fast-growing sector offering fast, easy-to-implement, low-cost CEM technology solutions for businesses of any size, helping them gather, measure, monitor and improve customer experiences.
State of the CEM Industry
The CEM industry is still in its early stages of development.  The early adopters of CEM have been larger businesses with enterprise needs.  As early adopters have started to use CEM solutions to increase and enhance the experience of their customers, there has been a "trickle-down" effect to mid-sized companies who are now starting to incorporate CEM specific strategies and thought processes into their businesses.  These businesses have started and, we believe, will continue to seek strategic professional services providers who are able to provide them with the experience and expertise to bridge this gap of knowledge as well as design, and deliver comprehensive CEM strategies.
As mid-size companies continue to adopt CEM best practices and increase their knowledge base, we anticipate that the industry will undergo a transition with CEM related initiatives becoming readily available and business practices standardized.  We further anticipate that the demand for CEM solutions will increase as small market businesses perceive a need to react to the efforts of their competitors to increase the experience of their customers.  These smaller businesses may not be able to afford the customized services of a CEM professional.
Accordingly, we anticipate that there will be a growing demand in the industry for self-serve SaaS systems for small and mid-size companies, as well as increased need for large enterprises to more effectively manage their growing CEM efforts.  In anticipation of this shift in market conditions we are positioning ourselves to scale up product development and delivery of our Touchpoint Mapping software solutions and scale down our delivery of professional services over the next 5 years.

Our Current Business Operations
The majority of our current revenue is derived from delivery of professional services focusing on providing CEM solutions to our customers.  The balance of our revenues is from the implementation of our Touchpoint Mapping software as part of an overall CEM solution. We integrate our Touchpoint Mapping solutions software into our professional services on a case-by-case basis.  We either incorporate Touchpoint Mapping into our professional services solutions, or offer it to our customers as a follow-on service after completion of the professional services stage of a project. We presently do not deliver Touchpoint Mapping solutions to customers on a stand-alone basis.
Professional Consulting Services: Driving Brand Recognition and Client Relations
The majority of our current revenue is derived from delivery of professional services focusing on CEM related initiatives.  Our services include CEM solutions consulting in the areas of strategy development, planning, education, training, and best practices, including the articulation of customer-centric strategies and implementation roadmaps in support of these strategies.
Given the relatively recent acceptance and prevalence of CEM as an industry, many of the companies that we work with are in the beginning stages of integrating CEM thinking and business practices into their operations.  Therefore, the hands-on delivery of CEM strategies through consulting engagements has proven to be a primary driver of revenue and a principal mechanism in securing sales for our software solutions.  In the future, we predict the need for hands-on consulting services to diminish concurrently with an increasing need for on-demand software solutions.
We plan to continue to deliver consulting services as we develop additional product offerings as we believe the personal approach to delivering consulting services will continue to generate positive word-of mouth and reinforcement of our continued position as a thought-leader in the industry as well as allow us a face-to-face in-road to new companies and new markets.
Touchpoint Mapping
Our current CEM software solutions product is called Touchpoint Mapping. Touchpoint Mapping is a research-based software solution designed to improve customer experience, brand, and loyalty. It is meant to be a comprehensive customer experience solution for customer-centric organizations to measure and gather customer data across all their touchpoints, channels, and interactions with their customers. Data is analyzed and can be displayed across multiple axes, including customer segments, location, time, and many other variables of interest to personnel within an organization.
We have developed our Touchpoint Mapping solutions to be delivered by way of an on-demand delivery approach, which includes hosted data, on-demand software, and services in the "cloud".  This on-demand delivery approach has gained widespread acceptance with corporate IT departments as well as business customers. As a result, we have been able to eliminate much of the complexity associated with designing, maintaining, and upgrading software, compared to on-premise software solutions. This makes it easier, and less expensive by historical standards, to scale growth and control product development. Our value-added and professional services include analysis and review of client data gathered through our application, customer experience training, strategy consulting, and business process optimization, and are directed toward increasing our customers' adoption of our products and services, helping maximize their return on investment, and improving our customers' efficiency.
We price our Touchpoint Mapping solutions based on breadth of insights sought, number of employees, number of customers and customer segments, frequency of insights gathered, and other variables.

Our software solution is designed to give our customers the ability to pinpoint which specific touchpoints are meeting customer wants and needs and which are not, thereby measuring the gap between customer expectations and the actual customer experience they receive. In addition to customer data, we can collect data from an organization's employees to identify any gaps between customer and employee perceptions of experience, and can collect data from prospective and competitors' customers to provide insight on the competitive market. Our solution also provides companies with the ability to coordinate disparate resources across the organization to develop, execute, and manage their brand and customer experience strategies.
Touchpoint Mapping is delivered through a cloud-based platform. The platform, accessible from our client portal, provides access to survey deployment, gives the ability to manage customer data, and facilitates access to customer-driven business intelligence by displaying data in a series of online dashboards. Touchpoint Mapping includes and integrates three primary measurement areas, including customer experience, brand, and loyalty, which are delivered through our cloud platform as illustrated below.
Customer Experience Mapping
Customer Experience Mapping measures customer experience in three areas. The first is the degree to which individual customer interactions, or touchpoints, meet customer wants. The second is a measure of the overall and most recent customer experiences. And the third is a measure of the customer experience across different stages of the customer relationships lifecycle.
Brand Mapping
Brand Mapping measure brand perceptions in four areas. The first area is the degree to which the brand meets the emotional needs of customers. The second is overall awareness of an organization in the competitive market. The third is how an organization is perceived by customers in the context of its competitors. And the fourth is the degree to which brand drives engagement with an organization.
Loyalty Mapping®
Loyalty Mapping measures customer loyalty in four areas. The first area is through a loyalty-based customer segmentation model, segmenting customers into four groups based on degree of loyalty. The second is through loyalty metrics, such as CSAT and NPS®, or other loyalty metrics an organization may wish to assess. The third area is the identification of loyalty drivers, which can include brand, individual touchpoints, and other areas such as channel or overall experience. The last area is the identification of dissatisfiers, which are aspects of the brand and the experience responsible for creating customer dissatisfaction.
Professional Services

Our Client Services Managers drive product adoption and value by working with customers over time to measure key performance indicators, leverage best practices, and improve customer experience, brand, and customer loyalty. We offer value-added and professional services that include custom data analysis, roadmap development, implementation planning, and customer experience training, among other services.
Our software-enabled services leverage the analytical frameworks of, and in most cases the data gathered through, Touchpoint Mapping, with a particular focus on analytical solutions in support of customer experience improvement, to increase the value that clients receive from our software solutions.
Current Stage of Deployment
We have completed development of our Touchpoint Mapping software solutions.  We began sales and marketing activities for Touchpoint Mapping in the final quarter of 2012, but did not offer it to a broader market until late 2013. We presently either incorporate Touchpoint Mapping into our professional services solutions, or offer it to our customers as a follow-on service after completion of the professional services stage of a project.  However, we believe that additional enhancements are required before we are able to offer our Touchpoint Mapping as a SaaS software solutions product to customers on a "stand-alone" basis.   We also believe that additional enhancements are required in order that we can match or exceed the functionality of competing products that have recently been introduced by our competitors.  The completion of these additional enhancements is one of our key business objectives, as discussed further below under "Our Business Objectives".
Our Business Premises
We have four business addresses. Our primary business address is located at 201 Spear Street, Suite 1100, San Francisco, CA 94105.
Our additional addresses include a business office in San Anselmo, California located at 251 Sir Francis Drake Boulevard, 94960. We lease the aforementioned from the Four Kays, of 2 Magnolia Avenue, San Anselmo, CA, 94960 pursuant to a lease entered into on August 15, 2010 and extended on February 26, 2013 through August 31, 2015. Our monthly rental was $1,840 until August 31, 2013 and $2,044 per month through December 31, 2014.
Our office in Charlotte, North Carolina is located at 15720 John J. Delaney Dr., Suite 300, 28277. We lease the San Francisco and Charlotte spaces from Davinci Virtual LLC, of 2150 South 1300 East, Suite 200, Salt Lake City UT 84106 pursuant to a commercial lease on a month to month basis. Our monthly rental is $214 for our San Francisco location and $80 per month for our Charlotte, North Carolina location.
We believe that our existing facilities and offices are adequate to meet our current requirements. If we require additional space, we believe that we will be able to obtain such space on acceptable, commercially reasonable terms.
Our Employees
We currently have four full-time employees and seven independent contractors, and utilize other independent contractors on an as-needed basis. We intend to hire more employees and independent contractors on an as-needed basis.
Our Customers

We sell our services to a broad range of clients under various terms based on contracts that we negotiate on a customer by customer basis. The mix of our clients ranges from start-ups to Fortune 500 companies across multiple industries.
While we will continue to provide consulting services and software solutions to companies of varying sizes and stages of business maturity, it is our goal to target industry specific mid-sized companies.  We will also seek to mitigate reliance on few key clients by diversifying our service offerings and revenue streams and broadening our client base through targeted sales and marketing strategies and strategic alliances with distribution partners.
Customer Concentration
Our sales are presently concentrated among a few large clients. For the periods referenced in the table below, the percentage of sales and the concentrations are as follows:

	Nine months ended September 30, 2015	Twelve months ended December 31, 2014	Twelve months ended December 31, 2013
Largest client	39.52%	47.13%	46.82%
Second largest client	13.39%	19.71%	15.82%
Third largest client	12.18%	10.82%	13.27%
Next three largest clients	22.63%	20.93%	20.33%
All other clients	12.28%	1.41%	3.76%
Total	100%	100%	100%
Customer Contract Terms
Our revenues are primarily derived from professional and software-enabled consulting services. Engagements normally span a period of 45 to 120 days in duration and may be fixed price or, less commonly, time and materials engagements.
We typically enter into customer engagements with one of two contracted payment arrangements. The contracts call for a deposit to be made at the time of contract signing and payment as project milestones are achieved, or no deposit is made and payment is made as project milestones are achieved.

For engagements where a deposit is received, we report the deposit amount as unearned revenue on the balance sheet. Revenue is recognized and reported as project milestones are achieved and accepted by the customer for fixed price contracts. The revenue for production and product sales are recognized as incurred.

Time and material engagements are not common for the Company, but when such an engagement is entered into, contractual terms are arranged that provide for the Company to submit periodic invoices to the customer as per the contract terms for the time and materials used during the period for the customer's benefit. The contracts will generally specify the rate for specific types of functions to be performed.

Other than contracts in the normal course of business, there are currently no contracts coming up for renegotiation or termination that could affect the business.
Three Year Development of Our Business
2012
In 2012, our revenue consisted primarily of professional services derived from management consulting, production and research services. We prioritized our resources in 2012 to strengthen our infrastructure, market and sell our products and services, expand product development activities and maintain capital reserves. This prioritization of resources allowed us to complete market-ready production development of our initial Touchpoint Mapping solution.
During the year ended December 31, 2012, we reported revenues of $900,132 and related negative cash flows from operations of $351,739. This consisted of our net loss of $306,948 adjusted by the increase in accounts receivable of $51,029, which was primarily due to an increase in total revenues in 2012 over 2011.
2013
Our revenue in 2013 consisted primarily of professional and software-enabled consulting services, product sales and other revenues.
During the year ended December 31, 2013, we reported revenues of $940,530 and related negative cash flows from operations of $446,688. This consisted of our net loss of $715,656 adjusted primarily by a loss on asset disposal of $62,982, depreciation and amortization of $59,072, stock compensation expense of $19,120, impairment of an intangible asset of $17,537, decrease in accounts receivable of $37,269 and an increase in accounts payable of $59,250.
In 2013 we were able to finance our operations, including capital expenditures for infrastructure, product development and marketing through operating activities, cash on hand, and additional private sales of common shares. On July 2, 2013 the Company completed a private placement of 2,948,856 common shares. Gross proceeds from that private placement totalled $1,032,100.
2014
Our revenue in 2014 consisted primarily of professional and software-enabled consulting services, product sales and other revenues in 2014.
During the year ended December 31, 2014, our revenues increased to $2,056,678 and we reported positive cash flows from operations of $23,134. This consisted of our net income of $3,123 adjusted by depreciation and amortization of $75,806, stock compensation expense of $47,840, an unrealized gain on foreign currency translation of $13,829, an increase in accounts receivable of $87,362, an increase of $48,002 in other assets, a decrease in accounts payable of $30,624, an increase in deferred revenue of $88,069, and a decrease of $11,877 in accrued interest.
For the year ended December 31, 2014, we were able to finance our operations, including capital expenditures for infrastructure, product development and marketing activities through operating activities and cash on hand.

2015
In 2015, our primary areas of investment are expected to continue to be professional staff to support our services business, as well as marketing and sales staff to support SaaS product delivery and manage client relationships. We also anticipate investments in product development and sales and marketing activities, including building our sales and marketing staff, marketing and advertising services, and other related activities. A secondary area of investment may include the hiring of business development staff to support the development of our indirect distribution channels.
On May 27, 2015 the Company completed a private placement of 685,000 common shares. Gross proceeds from that private placement totalled $513,750. We currently plan to fund these planned expenditures with cash flows generated from ongoing operations during this period and proceeds from previous financings and the Private Placement, see "Use of Proceeds". We will consider raising capital through debt financing and/or further additional sales of common shares if necessary. We do not intend to pay dividends in the foreseeable future.
Our Business Objectives
The key element of our current business plan is to transition the majority of our revenue from professional services to recurring SaaS subscription fees for our Touchpoint Mapping solutions software.  We believe that a combination of growing market demand for CEM solutions and increasing market adoption of on-demand, cloud-based software offers us the opportunity achieve future growth through a distributed, cloud-based technology solution delivered through a planned global partner and reseller distribution channel.  While this is a key business objective, we anticipate that fees for professional and software-enabled consulting services will remain a significant revenue source in the near future.
Even as these services migrate to a secondary strategic focus of the Company we anticipate that professional services revenue will increase as the company grows overall, substantiating the need to strengthen our consulting delivery infrastructure to in order to adequately service client needs.  Following the successful completion of our anticipated private placement we project deploying a portion of the proceeds to strengthening our consulting team sufficient to deliver on anticipated increases in professional services engagements.
We have to date successfully delivered certain features and functionality of our Touchpoint Mapping software solutions to several clients. However, we have not to date obtained material stand-alone sales commitments for Touchpoint Mapping, and do not anticipate being able to do so until we at a minimum (i) expand the functionality of our Touchpoint Mapping software solutions by strengthening current solutions and developing new product offerings, and (ii) increase company infrastructure to include a development of and execution on comprehensive marketing and sales strategies, and engage the necessary staff to adequately service customer needs as we scale subscription sales of software solutions.
Additional objectives include the goal of supporting and strengthening the growth of software sales, including a global distribution partner sales channel which will be developed through dedicated business development staff.
Our ability to achieve our objectives will stem from our ability to successfully commercialize Touchpoint Mapping, the business intelligence which we derive as a result, and the licensing of this and other systems as we continue to develop new products and services that help companies better serve their customers.
Specific business objectives and use of proceeds associated with these anticipated growth efforts are outlined in the "Use of Proceeds by Business Objectives" section below.

Updates to our Touchpoint Mapping Solutions Software
Our objective will be to further update and enhance the functionality of Touchpoint Mapping in order that we are able to offer and deliver to our customers a self-serve, on-demand SaaS solution for their CEM needs.
We believe that this process will begin with increasing traction and functionality of our current Touchpoint Mapping solution while concurrently developing new solutions to add value to our overall suite of offerings.
Accomplishing these goals will require investment not only in product development but also in increased sales and marketing efforts to drive revenue, and augmentation of product delivery and service infrastructure to adequately manage scaling client needs. We anticipate investing Specific business objectives to accomplish these anticipated growth efforts are outlined in the Business Objectives section below.
We believe that the completion of this additional development will provide us with additional opportunities for client services and revenue generation as a result of the additional solutions we will develop and the data we will gather as we complete this additional development.
These potential product developments and service offerings including:
New SaaS Product Offerings
We plan to develop additional modules and product offerings for our Touchpoint Mapping solutions software that will address a broader range of client needs and provide a complete solution to CEM market pain points.  We are currently conducting product feasibility tests and market research to determine a roadmap for future product development, but potential future product offerings include:

•	Journey Mapping canvas driven by customer data.

•	Survey analytics incorporating data inputs from both internally generated surveys as well as integration with outside survey providers and unstructured data sources.

•
Tools and Dashboards customized by User Role and security settings.  CEM Managers, Executives, Client Service Managers and Staff will all have personal dashboards with metrics relevant to their specific roles.

•	Customer Segmentation functionality allowing clients to isolate specific demographics and analyze experience across isolated segments.

•	Text analytics for free-form comments and reviews on social media and other locations will provide insights on common topics and recurring themes.

•	Industry specific functionality provides insights specifically relevant to a certain industry.
Additional Data Service and Product Offerings
We believe that the expanded functionality of the Touchpoint Mapping software will provide us with the ability generate additional information that we believe will be of value to our customers.  For example, we may be able to:

•	Provide data analysis and segmentation reports by analyzing patient data to provide insights to a broad range of health-care marketers on the hospital experiences of health-care consumers; and

•
Provide market insights and packaged research for hotel customers by analyzing hotel guest data over time across multiple properties and segment types in order to provide a more focused picture of industry best practices related to the experience of hotel guests.

We believe that by leveraging customer experience data to define best practices in each industry we target, we may have the opportunity to expand the range of our service and product offerings to include things like "Guest Experience Improvement" training programs, workshops and systems, both as revenue generators as well as marketing tools.
Subscription Model
Should we successfully launch Touchpoint Mapping as a stand-alone software product, we anticipate that subscription agreements and related professional services associated with delivering our software solutions will become our primary source of revenue with consulting services shifting to an ancillary revenue stream.

We plan to price SaaS subscriptions and professional services associated with delivering and enhancing SaaS subscriptions based upon our gross margin objectives, growth strategies, and the specific needs of our clients' organizations, measured primarily by the following metrics: breadth of insights sought, number of employees, number of customers and customer segments, frequency of insights gathered, and other variables.

We plan to offer subscription agreements for our software solutions as monthly term agreements, which will contain a minimum commitment period of at least 12 months, and which will include related setup, upgrades, hosting, and support. Professional services include consulting fees related to implementation, customization, configuration, training, and other value added services.

Based on data gathered during the implementation stage of on-demand software and software-enabled services engagements, we anticipate the average time it will take our clients from placing an order to live deployment of our products is between 30 and 45 days. We anticipate that this period of time will become shorter as we are able to add implementation resources. We plan to invoice clients upon inception of subscription agreements for setup and total subscription fees contracted over the term of the agreements, with payment due within 30 days.

Professional services related to the subscription agreements are invoiced at the inception of the professional services agreement at one-third or fifty percent of total fees, with the balance of payments due over the duration of the contract as project milestones are met. Amounts invoiced will be recorded in accounts receivable and deferred revenue or revenue, depending on whether revenue recognition criteria have been met.
Corporate Product Development Strategies
We plan to generally focus on the following corporate and product development strategies as we implement our business plans:

•
Develop tiered product offerings and reusable components for different audiences and industry segments by building all product functionality on a single technology and data platform, and designing them using a consistent set of business and analytical rules.

•
Technology integration expertise and Web 2.0 leadership to leverage "best in class" Cloud Computing technologies in core functional areas that are either commoditized and/or are of lower tangible value to our business.

•	Focus on the development of recurring revenue streams, leveraging economies of scale across products and services through the reuse of existing data, processes and methodologies for different markets.

•	Continue brand-building and thought-leadership activities such as high-level consulting and CEM training activities to drive industry credibility, online presence, and market penetration.
Product Rollout and Growth Strategies
Our current business plan contemplates the implementation of a three-phase product development and launch timeline, as outlined below.  Our objective will be to continually leverage market data and economies of scale as we develop new product offerings and move from direct sales to an integrated, information management model.
A product market fit canvas for additional product offerings is currently being conducted and a comprehensive sales and marketing plan is anticipated to be launched concurrent with our planned private placement.  The objectives of the sales and marketing plan will be to increase traction of Touchpoint Mapping On-Demand in its current state and uncover potential additional market opportunities.
We also plan to investigate and pursue software product development of new solutions, including self-serve solutions, over the next 3 years with the objective of further increasing product sales and organic growth.
Intellectual Property
Our Touchpoint Mapping software solutions are not protected by any patents.  Accordingly, there is no assurance that our competitors will not offer competing software solutions with features that are comparable to our Touchpoint Mapping software solutions.
Competitive Conditions
The market for customer experience management solutions is highly competitive and increasingly fragmented. It is subject to rapidly changing technology, shifting organizational priorities and requirements, frequent introductions of new products and services, and increased marketing activities of other industry participants.
Multiple competitors exist in the overlapping areas of on-demand and traditional marketing research, CRM software, management consulting, and customer experience management consulting. For example, many CRM software companies are beginning to include customer experience-specific insights as adjunct capabilities to their existing platforms, and others have rebranded their existing CRM software or customer satisfaction research software as customer experience software, which has the potential to create unforeseen competitive barriers and market confusion.
Many of our current and potential competitors have a larger market presence, greater name recognition, access to more potential customers, and substantially greater financial, technical, sales and marketing, management, support, and other resources than we have. As a result, many of our competitors are likely able to respond more quickly than we can to new or changing opportunities and technologies, and may devote greater resources to the marketing, promotion, and sale of their products than we can.

Given the growth of customer experience management and on-demand software, there are very likely many other competitors we have not identified. Additionally, we expect that new competitors will continue to enter the on-demand customer experience software market with competing products as the market continues to develop and mature. It is possible, if not likely, that these new competitors could rapidly acquire significant market share.
There are many potential unforeseen and significant market and competitive risks associated with launching any new product in any market. It is our expectation that numerous unforeseen challenges will be encountered as we continue to develop, market, and sell our products and services. We cannot assure that we will be able to compete successfully against current or potential competitors, or that competition will not have a material adverse effect on our business, financial condition, and operations.
Significant Acquisitions and Dispositions
There are no significant acquisitions or dispositions, completed or probable, for which financial statements would be required under applicable securities legislation.
Trends
Other than as disclosed in this Listing Application, the Company is not aware of any trends, uncertainties, demands, commitments or events which are reasonably likely to have a material effect upon its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.
AVAILABLE FUNDS AND USE OF PROCEEDS
Our Current Working Capital Position
We had cash of $606,462 and positive working capital of $609,181 as at September 30, 2015.  Our cash and working capital as at September 30, 2015 include the net proceeds that we received from a private placement of 685,000 shares of our common stock that we completed on May 27, 2015 at a price of $0.75 per share.  We had cash of $490,233 and positive working capital of $349,740 as at December 31, 2015.
We anticipate that our current cash and working capital will be sufficient to enable us to sustain our operations for at least the next twelve months, assuming that our revenues for the next twelve month period are consistent with our revenues for the prior twelve months, as outlined in the discussion below.  We expect to cover our expenses and working capital requirements for the next twelve months from revenue derived from operations and do not anticipate undertaking any debt or equity financings in the next twelve months other than the Private Placement, as described below.
It is a condition of listing on the TSX-V that the minimum 2,000,000 common shares be sold in connection with the Private Placement. In order to satisfy this condition to closing, we are currently planning on the completion of the Private Placement at a price of $0.75 per share for gross proceeds concurrent with the listing of our common shares on the TSX-V.  We have received executed subscription agreements for the purchase of 3,660,000 common shares at a price of $0.75 per share for aggregate gross proceeds of $2,745,000.   Each of the subscription agreements provides that closing of the purchase and sale under the subscription agreement is conditional upon:

•	confirmation by the TSX-V that it will issue its final bulletin for the listing of the Common Shares on the Exchange (the "Listing Bulletin") upon notification by the Company to the

 Exchange that the Private Placement has been completed in at least the minimum offering amount of not less than $1,500,000 (the "Minimum Offering Amount");

•	the issuance of a share certificate representing the Shares issued by the Company in the name of the subscriber; and

•
the concurrent or prior closing by the Company of the issuance of not less than the Minimum Offering Amount of Common Shares, for gross proceeds of not less than $1,500,000, inclusive of the subscriber's subscription.

We have received aggregate subscription funds of $2,613,750 for the Private Placement that are presently held in trust by McMillan LLP, our legal counsel and escrow agent for the Private Placement.  These funds will be released to the Company on closing of the Private Placement provided that the conditions to closing are satisfied.  The balance of the subscription funds of $131,250 will be received on closing through delivery of the share certificates for investors against payment by their brokers.
Our available financial resources and our planned expenses for the next twelve months are summarized below based on our current financial resources assuming we complete the Private Placement of 3,660,000 common shares for gross proceeds of $2,745,000.

Item	Amount
Working Capital as at December 31, 2015	$349,740
Current Annual Revenues = Expected Revenues (12 Months)	$1,550,000
Other Sources of Funds - Pre-Listing Private Placement (net proceeds, after estimated $25,000 expenses)	$ 2,720,000
Total Financial Resources	$4,619,740
Expected Cost of Sales (12 Months)	$535,730
Expected G&A (12 Months)	$1,820,629
Investment in Expansion of our Business Operations	$2,237,195
Total Expenses	$4,593,554
Unallocated Funds	$26,186
Total Use of Financial Resources	$4,619,740

The above table does not include any proceeds that may be available through the exercise of options currently outstanding as summarized in this Listing Application. Any funds realized from the exercise of options will be added to the Company's general working capital.
The Private Placement and Use of Proceeds

We are planning to complete the Private Placement in order to make additional investments in our business with the objective of increasing our revenues beyond the current levels achieved in recent financial periods.  The goal is rapid, scalable growth of software sales through strategic deployment of funds primarily into sales and marketing and product development. The Private Placement has been an offering of our common shares on a private placement to investors who are known to our directors and officers.  We have not engaged any underwriter or any agent in connection with the completion of the Private Placement.  The Private Placement will be comprised solely of our common shares without inclusion of any share purchase warrants.
Our planned deployment of the net proceeds of the Private Placement is presented in the table below.
Use of Proceeds	Amount of Proceeds
Sales and Marketing: • Sales and Marketing for Software and Services	$ 375,000
Product Development: • Development of expanded functionality of software solutions to enable on-demand/self-serve functionality.	$ 410,000
Professional Services: • Expand professional services delivery team and enable capabilities	$ 575,000
Marketing Team: • Expand marketing team to enhance marketing and sales capabilities for enhanced Touchpoint Mapping SaaS solutions	$ 425,000
Business Development Team: • Expand business development team to support indirect and partner distribution channels	$ 450,000
Working Capital	$485,000
Total Net Private Placement Proceeds	$ 2,720,000
As a percentage of all expenses, our primary areas of investment are expected to continue to be professional staff to support our services business, as well as staff to support SaaS product delivery and manage client relationships.  Investment in these areas as described in the table above will occur as needed and as traction increases.
As a percentage of additional capital raised, our primary investments will be in the areas of product development and Sales and marketing to drive growth.  We anticipate these investments to include in product development, sales and marketing activities, including building our sales and marketing staff, marketing and advertising services, and other related activities.
A secondary area of investment may include the hiring of business development staff to support the development of our indirect distribution channels.  The extent of our expenditures in these areas will be dependent upon the amount of funds available, as derived from the Private Placement as well as our cash flows from operations.  We may also adjust the amount of expenditures in these investments from time to time based on the decisions of our management as to the best allocation of our financial resources from time to time.
Use of Proceeds by Business Objectives
The proceeds from the private placement will be deployed in an effort to achieve targeted business objectives outlined above under "Description of Business – Our Business Objectives".  Our objective will be to work towards achievement of these business objectives in a manner that will allow us to grow and adequately respond to growth through additional staffing.  Each of the business objectives described in the table following is designed to support the overall product development and growth strategies described previously in this document and each objective and its associated cost is aligned with the general use of proceeds described in the previous section.
The business objectives that we intend to accomplish using the funds from the Private Placement are summarized in the table below.  Some elements of these business plans are currently underway and we are seeing improvement in our efforts to increase traction for both software and consulting services.

Business Objective	Significant Events to Complete to Accomplish Objective	Timeframe for Completion	Estimated Cost to Complete
Sales and Marketing
Increase Traction of Current State Touchpoint Mapping and Consulting services	• Conduct targeted industry market research • Conduct comprehensive Targeted Sales and marketing initiatives	06/30/2016* * Currently underway	$ 150,000
Develop and implement inside sales channel strategies for Touchpoint Mapping	• Design sales strategy and business systems	12/31/2016* * Initiated upon completion of updated Touchpoint Mapping development	$225,000
Product Development
Complete development of expanded functionality of Touchpoint Mapping software solutions to enable on-demand/self-serve functionality for sales on a stand-alone basis	• Design final suite of product tiers and offerings • Complete design specifications • Complete technical specifications • Develop beta product • Finalize product for market	09/30/2016* * Currently underway. Timeframe represents completion of initial functionality enhancements	$410,000
Professional Services
Expand professional consulting services delivery team	Complete hiring of: • One Project Manager • 2 Senior Consultants • 1 Junior Consultant	12/31/2016* * expansion to be initiated as revenues increase based on judgment of management	$575,000* * represents initial expenditure, and not ongoing expenditure on salaries
Marketing Team
Build client services team for marketing and sales of enhanced Touchpoint Mapping SaaS solutions on a stand-alone basis	Complete hiring of: • 2 Senior Account Managers • 5 Junior Account Managers	2/28/2017* * hiring to be initiated as development of Touchpoint Mapping enhancements completed based on judgment of management	$425,000* * represents initial expenditure, and not ongoing expenditure on salaries

Business Development Team
Create a business development team to build out distribution Partner sales channel	Conduct Targeted marketing campaign to identify potential partners On-board Bus. Dev executive to build relationships and secure agreements	12/31/2017	$450,000 * represents initial expenditure, and not ongoing expenditure on salaries

While we intend to deploy the funds as stated in the tables above and below, there may well be circumstances where, for sound business reasons, a reallocation of funds may be necessary.  The actual amounts that we spend in connection with each of the intended use of proceeds may vary significantly from the amounts specified above and will depend on a number of factors, including those referred to under "Risk Factors".
Other Funds Available
We have generated revenue consisting primarily of professional and software-enabled consulting services, product sales, and other revenues in the first nine months of 2015 and our 2014 and 2013 fiscal years. Consulting services include customer experience management consulting in the areas of strategy development, planning, education, training, and best practices, and includes the articulation of customer-centric strategies and implementation roadmaps in support of these strategies. Product revenue is from productized and software-enabled service sales not elsewhere classified, while other revenue includes reimbursement of related travel costs and out-of-pocket expenses.  We anticipate that we will continue to generate revenues from these services during the next twelve months consistent with our revenues for the prior twelve months.
The selected information below presents our revenues, total expenses, net income (loss) and cash flows from operations for our recently completed financial periods:

Financial Information	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
	US$	US$	US$	US$	US$
Revenue	1,074,116	1,583,066	2,056,678	940,530	900,132
Gross Profit	689,955	1,187,419	1,520,072	595,337	696,219

Total Expenses	1,337,726	1,135,487	1,518,234	1,218,318	1,010,842
Net (Loss) Income	(649,893)	52,950	3,123	(715,656)	(314,623)
Operating Cash Flow (Before change in non-cash items	(512,891)	(21,643)	23,134	(446,688)	(380,098)

Due to the costs associated with the business plans for expansion and continuing to build our sales and marketing team, the Company may have negative operating cash flow in the future.  The amounts set out for use as working capital may be used to offset negative operating cash flow in future periods.  See "Risk Factors".

General and Administrative Expenses
General and administrative expenses consist primarily of salary and related expenses for management, client delivery, finance and accounting, and sales personnel. Expenses also include contract services, marketing and promotion, professional fees, software license fee expenses, administrative costs, insurance, rent and a portion of travel expenses and other overhead.
Sales and marketing expenses are currently reflected in salaries and wages, contract labor, marketing and promotion, and other related overhead expense categories. While we have not yet recognized material commissionable sales for Touchpoint Mapping, we plan to expense product sales commissions through cost of goods sold. Since we will be recognizing revenue over the terms of the subscriptions or professional services engagements, we expect to experience a delay between increases in selling and marketing expenses and the recognition of revenue. We expect to continue to incur significant sales and marketing expenses in both absolute dollars and as a percentage of expenses as we hire sales and additional marketing personnel and increase the level of marketing activities.
We expect that total general and administrative expenses will increase as we continue to add personnel in connection with the growth of our business. In addition to increases in sales and marketing and research and development expenses, we anticipate we will also incur additional employee salaries and related expenses, professional service fees and insurance costs related to the growth of our business and operations to meet the requirements of a public company.
A summary of the estimated annual general and administrative costs for the next 12 months is as follows:
	Monthly Cost	Total Annual Cost
Office(1) • rent, all inclusive	$3,300	$39,600
Management compensation and salaries	$58,500	$702,000
Contract fees	$5,000	$60,000
Investor relations	$1,500	$18,000
Travel	$2,000	$24,000

Professional fees • Legal • Accounting	$1,000 $1,500	$12,000 $18,000
Regulatory fees Exchange Listing Fee	$700 $1,000	$8,400 $12,000
Other general and administrative expenses	$76,220	$914,629
Contingency	$1,000	$12,000
Total	$151,720	$1,820,629
Note:
(1)
The Company leases two facilities in northern California under operating leases that expire in 2016.  Rent expense under operating leases was $8,895 and $26,505 for the three and nine months ended September 30, 2015, respectively. Rent expense under operating leases was $6,183 and $18,447 for the three and nine months ended September 30, 2014, respectively.

The above table does not include any proceeds that may be available through the exercise of options and warrants currently outstanding as summarized in this Listing Application. Any funds realized from the exercise of options and warrants will be added to the Company's general working capital.
DIVIDENDS AND OTHER DISTRIBUTIONS
As of the date hereof, no dividends or other distributions have been made by the Company.
There are no restrictions in our bylaws or elsewhere which could prevent us from paying dividends.
It is not contemplated that any dividends will be paid on any of our common shares in the immediate future, as it is anticipated that all available funds will be invested to finance the growth of our business. The directors of the Company will determine if, and when, dividends will be declared and paid in the future from funds properly applicable to the payment of dividends based on our financial position at the relevant time. Any decision to pay dividends on our common shares will be made by the directors on the basis of our earnings, financial requirements and other factors existing at such future time, including capital expenditure requirements, debt service requirements, operating costs, and foreign exchange rates. All of our common shares are entitled to an equal share in any dividends declared and paid.

MANAGEMENT'S DISCUSSION AND ANALYSIS
Our Management's Discussion and Analysis for the audited financial years ended December 31, 2014 and 2013 and for the three and nine months ended September 30, 2015, as filed on the Securities and Exchange Commission website and SEDAR, are attached hereto as follows:

Exhibit
1.	Our management's discussion and analysis of financial condition and results of operation for the fiscal year ended December 31, 2013, as included in our Form 10-K filed April 3, 2014 on SEDAR	B
2.	Our management's discussion and analysis of financial condition and results of operation for the fiscal year ended December 31, 2014, as included in our Form 10-K filed April 7, 2015 on SEDAR	D
3.
Our management's discussion and analysis of financial condition and results of operation for the three and nine months ended September 30, 2015, as included in our Form 10-Q filed November 16, 2015 on SEDAR

F
DESCRIPTION OF THE SECURITIES DISTRIBUTED AND TO BE LISTED
Common Shares
The Company has only one class of securities: common shares, no par value, with 30,000,000 common shares authorized, of which 16,766,158 common shares are issued and outstanding at the date of this Listing Application. The holders of our common shares:

•	have equal ratable rights to dividends from funds legally available, if and when declared by the board of directors of the Company (the "Board");

•	are entitled to share ratably in all of our assets available for distribution to holders of common shares upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.
All common shares now outstanding are fully paid for and non-assessable and all common shares that are proposed to be listed, when issued, will be fully paid for and non-assessable.
We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common shares have been addressed in this section.
Voting Rights
Holders of common shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding common shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining common shares will not be able to elect any of our directors.

Dividend Rights

As of the date of this Listing Application, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend is at the discretion of the Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Rights upon Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Issuer, whether voluntary or involuntary, or any other distribution of the assets of the Issuer among its members for the purpose of winding up its affairs, the holders of the common shares will be entitled to receive the remaining property of the Issuer.
Warrants

The Company has not issued any common share purchase warrants.
Options
As of the date of this Listing Application, the Company has 1,730,000 options outstanding.  See "Share Option Plan" section for additional information with respect to such stock options.
CONSOLIDATED CAPITALIZATION
The following table sets forth the share capital of the Company as at the dates below.  The table should be read in conjunction with and is qualified in its entirety by the Company's audited financial statements for the fiscal years ended December 31, 2014 and 2013 and unaudited interim financial statements for the nine months ended September 30, 2015.

	Authorized Capital	Outstanding as of the date of this Listing Application	Outstanding as of September 30, 2015	Outstanding as of December 31, 2014	Outstanding as of December 31, 2013
Common Shares	30,000,000	16,766,158	16,766,158	16,081,158	16,081,158
Stock Options	N/A(1)	1,730,000	1,380,000	760,000	680,000
Warrants	N/A	Nil	Nil	Nil	Nil
Total Fully Diluted	N/A	18,496,158	18,146,158	16,841,158	16,761,158
Note:
(1)	Issued under the Company's Share Option Plan, as described below. See "Share Option Plan".
The following table sets forth the pro forma share capital of the Company upon completion of the Private Placement based on the executed subscription agreements received to the date of this Listing Application.

Item	Authorized Capital	Outstanding as of the date of this Listing Application	Outstanding upon Completion of Private Placement
Common Shares	30,000,000	16,766,158	20,426,158
Stock Options	N/A(1)	1,730,000	1,730,000
Warrants	N/A	Nil	Nil
Total Fully Diluted	N/A	18,496,158	22,156,158
SHARE OPTION PLAN
The Company has adopted an amended and restated incentive share option plan dated December 17, 2015 (the "Share Option Plan") which provides that the Board may from time to time, in its discretion, and in accordance with the applicable stock exchange's requirements, grant to directors, officers, employees, and consultants to the Company, non-transferable options to purchase common shares ("Options").  The material terms of the Share Option Plan provide that (unless otherwise defined in this Listing Application, the following capitalised words will have the meanings as defined in the Share Option Plan):

•	the participants in the Share Option Plan are the directors, executive officers, employees and consultants of the Company;

•
the Share Option Plan will be administered by the directors of the Company until such time as the Board appoints a compensation committee of the Board, at which time the Share Option Plan will become administered by the compensation committee;

•	Options will be evidenced by written agreements setting forth the terms and conditions of the Options;

•
the maximum aggregate number of common shares that may be issued under the Share Option Plan shall not exceed 10% the issued and outstanding common shares of the Company from time to time, such that the common shares reserved for issuance under the Share Option Plan will increase automatically with increases in the total number of common shares issued and outstanding;

•
For as long as the common shares of the Company is listed on the TSX-V, the Company will comply with the following requirements in addition to any other requirements imposed under the policies of the TSX-V:

(i)
Options to acquire more than 2% of the issued and outstanding common shares of the Company will not be granted to any one consultant in any 12 month period, calculated at the date the Option was granted;

(ii)
Options to acquire more than an aggregate of 2% of the issued and outstanding common shares of the Company may not be granted to persons employed to provide investor relations activities in any 12 month period, calculated at the date the Option was granted;

(iii)	Options issued to eligible persons performing investor relations activities must vest in stages over 12 months with no more than one-quarter (1/4) of the Options vesting in any three-month period;

(iv)
For Options granted to Employees, Consultants or Management Company Employees (as defined in the policies of the TSX-V), the Company and the Optionee are responsible for confirming that the Optionee is a bona fide Employee, Consultant or Management Company;

(A)	Any Options granted to an Eligible Participant must expire within a reasonable period following the date that the Optionee ceases to occupy such role;

(B)	No term of any Option may exceed 10 years; and

(v)	The Company will obtain disinterested shareholder approval in accordance with the policies of the TSX-V in the following circumstances:

(A)	for Options granted to any one individual in any 12-month period to acquire Options exceeding 5% of the issued and outstanding common shares of the Company;

(B)	for Options granted to Insiders within a 12-month period to acquire Options exceeding 10% of the issued and outstanding common shares of the Company;

(C)	for any amendment to or reduction in the exercise price of an Option if the Optionee is an Insider of the Company at the time of the amendment; and

(D)
for the Share Option Plan, if the Share Option Plan, together with all of the Company's previously established and outstanding stock option plans or grants, could result at any time in the grant to Insiders of the Company of a number of Options exceeding 10% of the Company's issued common shares.

•
Subject to any limitations provided for in the Share Option Plan and to any additional limitations imposed by the TSX-V, the exercise price of an Option will not be less than (i) the Discounted Market Price (as determined in accordance with the policies of the TSX-V) if the common share is listed on the TSX-V at the time of the grant (noting that an "Exchange Hold Period" may apply under the policies of the TSX-V if the exercise price is below the Market Price), and (ii) 85% of the Fair Market Value if the common share is not listed on the TSX-V at the time of the grant of the Option.

•	Each Option will vest and become nonforfeitable and exercisable, pursuant to such vesting schedules as determined at the date of grant, but in no event later than 5 years from the date of grant;

•
Notwithstanding any vesting requirements contained in any Option, all outstanding Options will become immediately exercisable (a) following the first purchase of common shares pursuant to a tender offer or exchange offer (other than an offer made by the Company) for all or part of the common shares, (b) at such time as a third person, including a "group" as defined in Section 13(d) of the Exchange Act, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of Directors of the Company, (c) on the date on which the shareholders of the Company approve (i) any agreement for a merger or consolidation in which the Company will not survive as  an independent, publicly-owned corporation or (ii) any sale, exchange or other disposition of all or substantially all of the Company's assets. The Committee's reasonable determination as to whether such an event has occurred will be final and conclusive.

•
No Option may be exercised after the Optionee, if a Director or Officer, has ceased to be a Director or Officer or, if an Employee or other Eligible Participant has left the employ or service of the Company or an affiliate of the Company, except as follows:

(a)	if and to the extent provided in the Optionee's employment agreement;

(b)
in the case of the death of an Optionee, any vested Option held by him or her at the date of death will become exercisable by the Optionee's lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the expiry date of such Option;

(c)
subject to the other provisions of the Share Option Plan, vested Options will expire 90 days after the date the Optionee ceases to be employed by, provide services to, or be a Director or Officer of, the Company or an affiliate of the Company, and all unvested Options will immediately terminate without right to exercise same; and

(d)
in the case of an Optionee being dismissed from employment or service for cause, such Optionee's Options, whether or not vested at the date of dismissal will immediately terminate without right to exercise same, provided that in no event may the term of the Option exceed 10 years.

•
The Board may suspend, discontinue, or amend the Share Option Plan to reduce the number of common shares under Option, increase the exercise price, or cancel an Option.  Except as contemplated below, the Board may amend other terms of an Option only where approval of the TSX-V has been obtained, and where the following requirements are met:

(e)	If the Optionee is an Insider of the Company at the time of the amendment, the Company obtains disinterested shareholder approval;

(f)
If the Option exercise price is amended, at least six months have elapsed since the later of the date of commencement of the term, the date the Company's common shares commenced trading, or the date the Option exercise price was last amended;

(g)
If the option price is amended to the Discounted Market Price, the TSX-V hold period will apply from the date of the amendment (and, for more certainty, if the option price is amended to the Market Price, the TSX-V hold period will not apply);

(h)
if the length of the Option term is amended, any extension of the length of the term of the Option is treated as a grant of a new Option, which must comply with the policies of the TSX-V as it were a newly granted Option.  The term of an

Option cannot be extended so that the effective term of the Option exceeds 10 years in total.  An Option must be outstanding for at least one year before the Company can extend its term.

•
upon expiry of an Option, or in the event an Option is otherwise terminated for any reason, without having been exercised in full, the number of common shares in respect of the expired or terminated Option shall again be available for the purposes of the Share Option Plan;

•
the Board may amend the terms of the Share Option Plan from time to time subject to the any approval required from the TSX-V and, if required by the policies of the TSX-V, the shareholders of the Company.  However, the Board may amend the terms of the Share Option Plan to comply with the requirements of any applicable regulatory authority without obtaining shareholder approval, including (a) amendments of a housekeeping nature to the Share Option Plan; (b) a change to the vesting provisions of an Option or the Share Option Plan; and (c) a change to the termination provisions of an Option or the Share Option Plan which does not entail an extension beyond the original expiry date;

•	the Share Option Plan will terminate on January 25, 2018 or such earlier date approved by our board of directors; and

•	the Share Option Plan will be submitted to shareholders of the Company for approval within 12 months of the date of its adoption.

The Company's share-based compensation program was established in 2008. We have adopted our amended Share Option Plan concurrent with the approval of this Listing Application.
We have issued the following outstanding Options to the Company's officers, directors and employees:

Date of Grant	Optionee	Position(s)	No. of Shares Issuable	Exercise Price (US$)	Expiry Date
February 7, 2011	Lynn Davison	Chief Operating Officer	300,000	US$0.05(1)	February 7, 2021
September 3, 2013	Lynn Davison	Chief Operating Officer	300,000	US$0.40	September 3, 2023
May 15, 2015	Lynn Davison	Chief Operating Officer	100,000	US$0.75	May 15, 2025
May 16, 2015	Steve Shay	Vice President	600,000	US$0.75	May 16, 2025
July 6, 2015	Rob Beno	Accounting Manager	80,000	US$0.81	July 6, 2025
December 21, 2015	Daniel Carlson	Director	75,000	US$1.15	December 21, 2025

December 21, 2015	Ashley Garnot	Director	75,000	US$1.15	December 21, 2025
December 21, 2015	Hugh Rogers	Director	50,000	US$1.15	December 21, 2025
December 21, 2015	Barry MacNeil	Chief Financial Officer	50,000	US$1.15	December 21, 2025
December 21, 2015	Giuseppe Perone	Corporate Secretary	50,000	US$1.15	December 21, 2025
December 21, 2015	Denise della Santina	Client Services Director	50,000	US$1.15	December 21, 2025

(1) Held in escrow pursuant to escrow agreement executed in connection with the listing of our common shares on the TSX-V.  See "Escrowed Securities".  Exercise price increased from US$0.01 to US$0.05 per share effective as at the date of listing of our common shares on the TSX-V.

PRIOR SALES

Prior Sales

In the twelve-month period prior to the date of this Listing Application, the Company has issued the following common shares:

•	On May 27, 2015 the Company completed a private placement of 685,000 common shares for a purchase price of $0.75 per share. Gross proceeds from that private placement totalled $513,750.

In the twelve-month period prior to the date of this Listing Application, the Company has issued the following stock options exercisable to purchase common shares of the Company under the Share Option Plan:

•	100,000 granted to Lynn Davison on May 15, 2015 exercisable at a price of US$0.75 per common share;

•	600,000 granted to Steve Shay on May 16, 2015 exercisable at a price of US$0.75 per common share;

•	80,000 granted to Rob Beno on July 6, 2015 exercisable at a price of US$0.81 per common share;

•	75,000 granted to Daniel Carlson on December 21, 2015 exercisable at a price of US$1.15 per common share;

•	75,000 granted to Ashley Garnot on December 21, 2015 exercisable at a price of US$1.15 per common share;

•	50,000 granted to Hugh Rogers on December 21, 2015 exercisable at a price of US$1.15 per common share;

•	50,000 granted to Barry MacNeil on December 21, 2015 exercisable at a price of US$1.15 per common share;

•	50,000 granted to Giuseppe Perone on December 21, 2015 exercisable at a price of US$1.15 per common share; and

•	50,000 granted to Denise della Santina on December 21, 2015 exercisable at a price of US$1.15 per common share.

Trading Price and Volume

The following table sets out the market price range and trading volume of the Company's common shares on the OTCQB on a monthly basis for the period between September 1, 2014 and August 31, 2015:

Period	High	Low	Volume
November 2015	1.25	0.88	53,492
October 2015	0.88	0.58	20,370
September 2015	0.75	0.55	69,980
August 2015	0.65	0.53	30,735
July 2015	0.85	0.65	69,900
June 2015	0.90	0.80	56,600
May 2015	0.95	0.67	114,700
April 2015	1.10	0.58	174,715
March 2015	1.05	0.36	155,242
February 2015	0.36	0.29	5,200
January 2015	0.29	0.25	17,100
December 2014	0.40	0.26	49,770
November 2014	0.40	0.25	48,390
October 2014	0.30	0.15	100
September 2014	0.30	0.1333	70,680
ESCROWED SECURITIES
Escrowed Securities
We have agreed that the certain securities owned by our officers and directors will be held in escrow pursuant to escrow agreements executed in connection with the listing of our common shares on the TSX-V.  In addition, certain securities are subject to restrictions on transfer in connection with the listing of our common shares on the TSX-V:

Designation of Class	Number of Securities held in Escrow or subject to Restriction on Transfer	Percentage of Class(3)	Percentage of Class upon completion of the Private Placement(4)
Common Shares	6,835,000(1)	40.8%	33.5%
Common Shares	500,000(2)	3.0%	2.4%

Stock Options	300,000(1)	1.8%	1.5%
Note:
(1)	Held in escrow under a timed escrow release: (i) 10% of the escrowed securities will be released on the date of issuance of the TSX-V listing bulletin; (ii) 20% of the escrowed securities will be released on date six months from the date the issuance of the TSX-V listing bulletin; (iii) 30% of the escrowed securities will be released on date one year from the date the issuance of the TSX-V listing bulletin; and (iv) 40% of the escrowed securities will be released on date eighteen months from the date the issuance of the TSX-V listing bulletin.
(2)	Subject to restrictions on transfer, with 10% of the securities becoming free of resale restrictions on the date of issuance of the TSX-V listing bulletin; and an additional 15% of the securities becoming free of resale restrictions on each six month anniversary of date of issuance of the TSX-V listing bulletin, with all securities free of restrictions on transfer as of the three year anniversary of issuance of the TSX-V listing bulletin.
(3)	On the basis of 16,766,158 issued and outstanding common shares as at the date of this Listing Application.
(4)	On the basis of 20,426,158 issued and outstanding common shares upon completion of the Private Placement.
PRINCIPAL SHAREHOLDERS
To the knowledge of the directors and executive officers of the Company, the following person or company will hold, directly or indirectly, or will have control or direction over, or a combination of direct or indirect beneficial ownership of and control or direction over, voting securities that will constitute more than 10% of the issued common shares as of the date of this Listing Application and upon completion of the Private Placement:

Name	Type of Ownership	Shares (and % of Outstanding Shares)(1) Owned, Controlled or Directed as of the Date of this Listing Application	Shares (and % of Outstanding Shares)(2) Owned, Controlled or Directed upon completion of the Private Placement
Michael Hinshaw	Registered/ Direct	5,950,000 (35.5%)	5,950,000 (29.3%)
Alex Guidi(3)	Registered/ Direct	1,962,302 (11.7%)	2,762,302 (13.5%)
Eva Lundin(4)	Registered/ Direct	700,000 (4.2%)	2,900,000 (14.2%)
Total:		7,912,302 (47.2%)	11,612,302 (56.9%)
Note:

(1)	On the basis of 16,766,158 issued and outstanding common shares as at the date of this Listing Application.

(2)	On the basis of 20,426,158 issued and outstanding common shares upon completion of the Private Placement.

(3)	Comprised of (i) 1,962,302 common shares currently owned by International Resource Management Corp., a private company 100% privately owned by Alex Guidi, (ii) 300,000 common shares to be purchased directly by Alex Guidi as part of the Private Placement, and (iii) 500,000 common shares to be purchased directly Pacific Reach Management Corp., a private company 100% owned by Alex Guidi, as part of the Private Placement.  Mr. Guidi is related to Ashley Garnot, a director of the Company.

(4)	Inclusive of (i) 700,000 common shares currently owned, and (ii) 2,200,000 common shares to be purchased directly by Eva Lundin as part of the Private Placement.
DIRECTORS AND EXECUTIVE OFFICERS
Name, Address, Occupation, and Security Holding
The following table sets out the names and municipalities of residence of those persons who are the directors, officers, and promoters of the Company, the positions and offices they hold with the Company, their principal occupations within the five preceding years, and the number of common shares which are beneficially held by each of them as of the date of this Listing Application:

Name, Position & Residency	Principal Occupation or Employment During the Past 5 Years	Date appointed Director or Officer of the Issuer	Number of Securities Beneficially Owned or over which Control or Direction is Exercised
MICHAEL HINSHAW President and Chief Executive Office San Francisco, CA	See below	March 2006	5,950,000 common shares (1)
BARRY MACNEIL Chief Financial Officer Surrey, B.C.	See below	November 20, 2015	20,000 common shares
LYNN DAVISON Chief Operating Officer San Francisco, CA	See below	October 2013	Nil
GIUSEPPE PERONE Corporate Secretary Vancouver, B.C.	See below	November 20, 2015	15,000 common shares (2)
STEPHEN SHAY Vice President San Francisco, CA	See below	May 2015	Nil
ASHLEY GARNOT Director Vancouver, B.C.	See below	December 2011	850,000 common shares (3)

HUGH ROGERS Director Vancouver, B.C.	See below	November 20, 2015	Nil
DANIEL F. CARLSON Director Fairfax, CA	See below	November 20, 2015	Nil

(1)	Mr. Hinshaw holds 5,200,000 common shares directly and 750,000 common shares indirectly through a private company controlled by Mr. Hinshaw.

(2)	Mr. Perone has subscribed for and will purchase 10,000 common shares as part of the Private Placement.

(3)	Ms. Garnot holds 350,000 common shares directly and 500,000 common shares indirectly through a private company controlled by Ms. Garnot.
A description of the principal occupation for the past five years and summary of the experience of the directors and officers of the Company is as follows:
Michael Hinshaw, (age 53), President, Chief Executive Officer and Director
Since March 31, 2006, Mr. Hinshaw has been our President, CEO, Principal Financial Officer, Principal Accounting Officer and a director. Mr. Hinshaw has served as Treasurer and Principal Accounting Officer since December 7, 2011.  Mr. Hinshaw founded our Company in 2001 to address what he saw as a significant opportunity at the intersection of brand and customer experience, and the increasing complexity of both in the changing digital economy.
From 1999 until 2002, Mr. Hinshaw served as President and Chief Executive Officer of Verida Internet Corp., a public company with operations throughout North America. He was responsible for growing the company from inception to a $300 million business, recognized as the largest independent grain trader in Canada through its development of scalable online trading platforms. Prior to its sale in 1999, Mr. Hinshaw served as President of Triad Inc., a brand strategy and management consulting firm. Mr. Hinshaw holds a MFA in Design and Communication and a BFA in Graphic Design from the Academy of Art University in San Francisco, California.
Ashley Garnot, (age 29), Director
Since December 7, 2011, Ashley Garnot has been a member of the Board. Since October 2011, Ms. Garnot has been a management consultant for Coronado Resources Ltd. ("Coronado"), and is a member of the board of directors. Since January 2012, Ms. Garnot has been a management consultant for private equity Investment Company Pacific Reach Management.  Since December 2011, Ms. Garnot has been the owner of ALG Investments, a private equity Investment Company. From September 2005 to June 2008, Ms. Garnot served as managing partner of Asluxe Designs Inc.
Ms. Garnot has completed the Canadian Securities Institute's Canadian Securities Course, and has a Real Estate Course and Property Management diploma from Sauder School of Business.  Ashley Garnot acts as a consultant for public and private companies in the resource and technology sectors, and has had experience working in both the branding and real estate industries.
Hugh Rogers, (age 36), Director
Hugh Rogers holds a B.Sc. degree from the University of British Columbia and an LL.B. from the University of New Brunswick, and is an active member of The Law Society of British Columbia. Mr. Rogers has vast corporate experience in business management, regulatory compliance, corporate finance and investor relations matters through his work with various listed issuers in the health science, agribusiness, mining and oil and gas industries.
Mr. Rogers is currently the CEO and a director of Coronado. Mr. Rogers is also currently a self-employed corporate finance consultant and has previously held the positions as Corporate Counsel for Zimtu Capital Corp. and Business Development for Huldra Silver Inc.
Daniel F. Carlson, (age 48), Director

Daniel F. Carlson holds a Bachelor of Arts degree in Economics from Tufts University achieved in 1989.   Mr. Carlson is a finance executive with a track record in financing and managing companies from inception through public listing, with a particular strength in relationship and business development. More specifically, since 2008, Mr. Carlson is a founding partner and Chief Financial Officer of LIFE Power & Fuels LLC and its affiliated entities. At LIFE Power & Fuels LLC he co-developed strategy of holding companies, managed initial and secondary financings, was responsible for investor communications and maintained books and records. From February 2012 through July 2015, Mr. Carlson was Chief Financial Officer and Corporate Secretary of American Sands Energy Corp., a LIFE portfolio company. At American Sands Energy Corp., he structured and assisted in closing financings and built financial models, designed the corporate website, created marketing documents and participated in investor roadshows. Mr. Carlson was Co-founder, Director (head of compensation committee), Treasurer, Corporate Secretary and Chief Financial Officer of Colombia Energy Resources, a LIFE portfolio company. He also served as Managing Director of Terranova Capital Partners, a LIFE affiliated company.

Mr. Carlson was Managing Director of European American Equities, Inc., a registered broker-dealer, from January 2009 until June 2010 and served as a non-executive director for China Precision Steel, Inc., a NASDAQ-listed Chinese steel processor, from 2006 through 2012.
Barry MacNeil, (age 54), Chief Financial Officer
Mr. MacNeil was appointed as our chief financial officer on November 20, 2015.  Mr. MacNeil is an accountant with over 30 years of experience in public and private practice and also currently acts as Corporate Controller for TAG Oil Ltd. ("TAG") and CFO of Coronado. Additionally, Mr. MacNeil has worked as a corporate accountant for a group of companies involved in sales and services of mining equipment to the international mining industry and a lumber company with export sales to Japan, Europe and Australia. Mr. MacNeil has also been a director and officer of certain public companies operating in the resource industry sector, including Trans-Orient Petroleum Ltd.
Mr. MacNeil has completed the BCIT Financial Management program and the CGA program, while not currently an active member of the latter.
Mr. MacNeil was previously a self-employed businessman and also acted as an accounting consultant for Coronado and TAG prior to his recent promotion to act as Corporate Controller for TAG.
Lynn Davison, (age 52), Chief Operating Officer
Since October 9, 2013, Ms. Davison has been our Chief Operating Officer, and has served as our Secretary from February 3, 2012 to November  20, 2015.  Ms. Davison served as our Vice-President from February 7, 2011 to October 9, 2013.  From April 2004 to February 2011, Ms. Davison worked as a management consultant to a range of start-up, mid-sized and Fortune 500 clients providing strategic business consulting services. From 1994 through April, 2004, Ms. Davison was a co-founder of C-Change, Inc., a management consulting firm working with Fortune 500 companies. Ms. Davison has a

BA in economics from Whitman College in Walla Walla, Washington and is a certified Project Management Professional (PMP) by the Project Management Institute.
Lynn Davison, as COO, is responsible for the delivery of consulting engagements, leads the operations team, and provides oversight into McorpCX's solutions' offerings. Bringing her strategic planning, assessment, and execution expertise to bear on transformation projects, her diverse experience helps to guide each client engagement, including the development and application of analytical tools and the design and implementation of new program designs and processes.
Stephen Shay, (age 56), Vice-President
Mr. Shay, as Vice-President, is responsible for leading the sales and solutions delivery teams – bridging the gap between innovative customer experiences and the processes, technology and information systems required to enable them. As a General Manager and a Sr. Director with Microsoft between 2005 and 2014, Mr. Shay's broad range of responsibilities included leading global sales teams, building go-to-market strategies for emerging technologies, spearheading the acquisition and integration efforts behind more than 90 acquisitions with a consideration of more than $13B, and leading Microsoft's Connected Customer Experience initiative. He has also served as the Seattle area Ambassador for the Customer Experience Professionals Association. In sales at Microsoft, he consulted with organizations around the world on the most effective use of technology, developed sales process and strategy, built go-to-market plans for emerging technology and optimized the integration of acquired companies to achieve business objectives.
Mr. Shay's career began at Hallmark Cards in Industrial Engineering.  Later, in IT, he was responsible for enterprise-wide technology decisions and implementation. Mr. Shay has a Bachelor of Science in Computer Information Systems from Park University and has completed Business Leadership courses through Wharton Executive Education. Mr. Shay has signed a non-disclosure and a non-compete agreement with the Company as part of his employment agreement.
Giuseppe (Pino) Perone, (age 36), Corporate Secretary
Giuseppe (Pino) Perone is currently practicing as a corporate lawyer and has legal experience in a variety of corporate and commercial matters.  Mr. Perone was appointed as our corporate secretary on November 20, 2015.  More specifically, Mr. Perone has represented public and private companies in contractual and regulatory matters, while overseeing compliance and corporate governance matters, and has been involved in a wide variety of transactions including M&A activity and financings. Mr. Perone obtained a B.A. with Distinction in Sociology from the University of Victoria in 2001 and an LL.B. from the University of Alberta in 2005, and has previously articled at the law firm of Lang Michener LLP (now McMillan LLP) in their Vancouver, British Columbia office. Mr. Perone is also an active member of the Law Society of British Columbia.
Mr. Perone has served as a director of certain public companies including TAG and Coronado, and currently acts as the Corporate Secretary and General Counsel of TAG, as well as the Corporate Secretary of Coronado.
The management team of the Company is currently comprised of the President and CEO, CFO, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer, Michael Hinshaw, the COO and Corporate Secretary, Lynn Davison, and the V.P., Stephen Shay.  Mr. Hinshaw also serves as a director of the Company.
Aggregate Ownership of Securities

All directors, officers, and promoters of the Company, as a group, directly or indirectly beneficially own 6,835,000 common shares, representing approximately 40.8% of 16,766,158 issued and outstanding common shares on an undiluted basis.   Upon completion of the Private Placement, all directors, officers, and promoters of the Company, as a group, directly or indirectly beneficially own 6,845,000 common shares, representing approximately 33.5% of 20,426,158 issued and outstanding common shares on an undiluted basis.   In addition, the directors, officers, and promoters of the Company, as a group, directly or indirectly beneficially own 1,600,000 incentive stock options exercisable into 1,600,000 common shares of the Company, which, when combined with their common share ownership, represents approximately 45.7% of 18,496,148 issued and outstanding common shares on a fully diluted basis.
Committees of the Board
We have a separately-designated audit committee of the Board. Audit committee functions are performed by our Board. We have two directors who are independent, namely Hugh Rogers and Daniel Carlson. One of our directors also holds several officer positions. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. See also "Audit Committee and Corporate Governance".
Given the current stage of development of the Company and the size of the Board, no other committees have been established.

Code of Ethics
We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely, and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Whistleblower Policy
We have adopted a Whistleblower Policy that provides for the protection of our employees from our retaliation where an employee believes that we are violating some law, rule or regulation and wants to disclose the same to proper authorities or to the public at large.  This policy further provides a mechanism whereby the employee may disclose the information to us in a confidential manner and may possibly resolve the issue he may want to disclose to third parties without the need of going to third parties outside of our organization.
Corporate Cease Trade Orders or Bankruptcies
No director, officer, promoter or other member of management of the Company has, within the past ten years, been a director, officer or promoter of any other issuer that, while that person was acting in that capacity:
(a)	was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions for a period of more than 30 consecutive days; or

(b)	was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.
Penalties or Sanctions
No director or executive officer of the Company has, within the past ten years, been subject to any penalties or sanctions imposed by a court or by a securities regulatory authority relating to securities legislation or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.
Personal Bankruptcies
No current or proposed director, officer, or promoter of the Company has, within the past ten years, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement, or compromise with creditors or had a receiver, receiver manager, or trustee appointed to hold the assets of that individual.
Conflicts of Interest
The directors of the Company are required by law to act honestly and in good faith with a view to the best interest of the Company and to disclose any interests that they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter.  In determining whether the Company will participate in any project or opportunity, that director will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.
Except as disclosed in this Listing Application, to the best of the Company's knowledge, there are no known existing or potential conflicts of interest among the Company and its promoters, directors, officers or other members of management as a result of their outside business interests except that certain of the directors, officers, promoters, and other members of management serve as directors, officers, promoters, and members of management of other public companies, and therefore it is possible that a conflict may arise between their duties as a director, officer, promoter or member of management of such other companies.

Other Reporting Issuer Experience

Name	Reporting Issuer	Market / Tier	Position	From	To
Michael Hinshaw	McorpCX, Inc.	OTCQB	President, CEO, Director	March 2006	Present
Barry MacNeil	Coronado Resources Ltd.	TSXV/CSE/OTCQX	CFO	April 2013	Present
	TAG Oil Ltd.	TSXV/OTCBB	Director	October 2001	February 2005
	Trans-Orient Petroleum Ltd.	OTCBB	Secretary, CFO, Director	October 2004	March 2008
Ashley Garnot	Coronado Resources Ltd.	TSXV/CSE/OTCQX	Director	November 2011	Present
	McorpCX, Inc.	OTCQB	Director	December 2011	Present
Hugh Rogers	Coronado Resources Ltd.	TSXV/CSE/OTCQX	CEO and Director	March 2015	Present
Daniel F. Carlson	Quantum Materials Corp.	OTCQB	Director	September 2015	Present
	American Sands Energy Corp.	OTCBB	Director and CFO	February 2012	July 2015
	Colombia Energy Resources	OTCBB	Director and CFO	May 2010	December 2011
	China Precision Steel, Inc.	NASDAQ	Non-executive Director	2006	June 2012
Lynn Davison	McorpCX, Inc.	OTCQB	COO Vice-President	October 2013 February 2011	Present October 2013
Stephen Shay	McorpCX, Inc.	OTCQB	Vice-President	May 2015	Present
Giuseppe (Pino) Perone	TAG Oil Ltd.	TSXV/TSX/OTCQX	Secretary Director	December 2010 July 2007	Present December 2009
	Coronado Resources Ltd.	TSXV/CSE/OTCQX	Secretary Director	August 2012 August 2012	Present March 2013

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Goals and Objectives
Given the Company's current size and stage of development, the Board has not appointed a compensation committee; the Board as a whole will be responsible for determining the compensation (including long-term incentive in the form of share options) to be granted to the Company's executive officers and directors going forward and will ensure that compensation arrangements reflect the responsibilities and risks associated with each position. Management directors are required to abstain from voting with respect to their own compensation thereby providing the independent members of the Board with considerable input as to executive compensation.

The Board will review, on an annual basis, the corporate goals and objectives relevant to executive compensation, evaluate each executive officer's performance in light of those goals and objectives and set the executive officer's compensation level based, in part, on this evaluation. The Board will take into consideration the Company's overall performance, shareholder returns, and the awards given to executive officers in past years. The Board will also consider incentive awards granted to executive officers at comparable companies, however, as of the date of this Listing Application, no specific companies or selection criteria for the establishment of a benchmark group have been identified by the Board.
The Board's compensation philosophy is aimed at attracting and retaining quality and experienced people who are critical to the success of the Company and will include a "pay-for-performance" element which supports the Company's commitment to delivering strong performance for the shareholders.
Executive Compensation Program
Generally speaking, executive compensation will be comprised of three elements: base fees or salary, short-term incentive compensation (discretionary cash bonuses) and long-term incentive compensation (Options). The Board reviews all three components in assessing the compensation of individual executive officers and of the Company as a whole.

Base fees or salaries and bonuses (discretionary) are intended to provide current compensation and a short-term incentive for executive officers to meet the Company's goals, as well as to remain competitive with the industry. Base fees or salaries are compensation for job responsibilities and reflect the level of skills, expertise and capabilities demonstrated by the executive officers. Executive officers are also eligible to receive discretionary bonuses as determined by the Board based on each officer's responsibilities, his achievement of individual and corporate objectives and the Issuer's financial performance. Cash bonuses will be intended to reward the executive officers for meeting or exceeding the individual and corporate performance objectives set by the Board.
Options are an important part of the Company's long-term incentive strategy for its officers, permitting them to participate in any appreciation of the market value of the Company's shares over a stated period of time, and are intended to reinforce commitment to long-term growth and shareholder value. Share options reward overall corporate performance, as measured through the price of the Company's shares and enables executives to acquire and maintain a significant ownership position in the Company.
Option Based Awards

Executive officers of the Company, as well as directors, employees and consultants, are eligible to participate in the Share Option Plan to receive grants of Options.  Individual Options will be granted by the Board as a whole and the size of the Option grant will be dependent on, among other things, each officer's level of responsibility, authority and importance to the Company and the degree to which an officer's long-term contribution to the Company will be crucial to its long-term success.
Options will normally be granted by the Board when an executive officer first joins the Company based on his or her level of responsibility within the Company. Additional grants may be made periodically to ensure that the number of options granted to any particular officer is commensurate with the officer's level of ongoing responsibility within the Company. The Board will also evaluate the number of Options an officer has been granted, the exercise price of the Options and the term remaining on those Options when considering further grants. The Company anticipates that these Options will be priced at the closing trading price of the Company's shares on the business day immediately preceding the date of grant and will expire two to five years from the date of grant. As of the date of this Listing Application, 1,380,000 incentive Options have been granted to executive officers, directors, and consultants of the Company. See also "Share Option Plan."
Employment/ Consulting Agreements
Michael Hinshaw, Chief Executive Officer
Pursuant to a verbal agreement between Mr. Hinshaw and the Company, Mr. Hinshaw receives an annual base salary of $300,000 for his executive services to the Company.
Lynn Davison, Chief Operating Officer
On February 1, 2011, we entered into an employment agreement with Lynn Davison, pursuant to which she agreed to serve as our Vice President. Ms. Davison's agreement provides for an annual base salary of $132,000, and has since had her salary increased to $162,000. As of May 16, 2015, Ms. Davison resigned as our Vice President and was appointed corporate Secretary. In addition, Ms. Davison is eligible for bonus compensation as established by us from time to time. On February 7, 2011, we granted Ms. Davison 10-year options, with an exercise price of $0.01 per share (increased to $0.05 per share concurrent with the listing of the Common Shares on the TSX-V), to purchase 300,000 common shares.  On September 3, 2013, we granted Ms. Davison additional 10-year options, with an exercise price of $0.40 per share, to purchase 300,000 common shares.  Both options vest as follows:  one fifth 12 months after the grant date, and one fifth every six months thereafter until all options are fully vested.  Ms. Davison resigned as corporate secretary of the Company upon the appointment of Mr. Perone as corporate secretary on November 20, 2015.
Stephen Shay, Vice-President
On May 16, 2015, we entered into an employment agreement with Stephen Shay, pursuant to which he agreed to serve as our Vice President. Mr. Shay's agreement provides for an annual base salary of $240,000 and Stephen Shay is eligible for bonus compensation as established by us from time to time. On May 16, 2015, we granted Mr. Shay 10-year options, with an exercise price of $0.75 per share to purchase 600,000 common shares. This option vests as follows:  one fifth 12 months after the grant date, and one fifth every six months thereafter until all options are fully vested.

Summary Compensation Table
The following table sets forth information with respect to compensation paid by us to Michael Hinshaw, our Chief Executive Officer, and Lynn Davison, our Chief Operating Officers (together, our "Named Executive Officers") for the last two years.

Executive Officer Compensation Table
Change in
Pension Value &
Nonqualified
Non-Equity	Deferred
Name and	Stock	Option	Incentive Plan	Compensation	All Other
Principal	Salary	Bonus	Awards	Awards(1	)Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Michael Hinshaw	2014	300,000	0	0	0	0	0	8,945	308,945
2013	300,000	0	0	0	0	0	8,945	308,945
Lynn Davison	2014	143,250	0	0	0	0	0	0	143,250
2013	132,000	0	0	19,253	0	0	0	151,253

(1)The amounts shown reflect the aggregate grant date fair value of the option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718™, Compensation-Stock Compensation (ASC 718). In valuing such options, the Company made certain assumptions. For a discussion of those assumptions, please see Note 5 to our Financial Statements for the Fiscal Years ended December 31, 2014 and 2013.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth information with respect to outstanding equity awards at December 31, 2014.

Outstanding Equity Awards at December 31, 2014
			Equity Incentive				Equity Incentive
	Number of	Number of	Plan Awards:			Number of	Plan Awards:
	Securities	Securities	Securities			Shares	Number of
	Underlying	Underlying	Underlying			Or Units of	Unearned
	Unexercised	Unexercised	Unexercised	Option	Option	Stock	Shares,
	Options	Options	Unearned	Exercise	Expiration	that have not	Units that
Name	Exercisable	Unexercisable	Options	Price	Date	Vested	have not vested
Michael Hinshaw	0	0	0	N/A	N/A	N/A	N/A
Lynn Davison	300,000	0	0	$0.05(1)	2/7/2021	0	0
	60,000	240,000	0	$0.40	9/3/2023	300,000	0
(1)	The option exercise price was originally set at $0.35 per share with a provision to reset if subsequent common share offerings are made at a lower share price. There was a subsequent private placement at $0.01 per share, lowering the option exercise price from $0.35 to $0.01. The option exercise price will be increased to $0.05 per share concurrent with the listing of the Common Shares on the TSX-V.
Value Vested or Earned During the Year
The following table sets forth the information with respect to option exercises and stock vested for the year ended December 31, 2014.

Option Exercises and Stock Vested for the year ended December 31, 2014
	Number of		Number of	Value
	Shares Acquired	Value Realized	Shares Acquired	Realized on
	On Exercise	On Exercise	On Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Michael Hinshaw	0	0	0	0

Lynn Davison	0	0	0	0

Pension Plan Benefits

The Company does not have any pension, retirement or deferred compensation plans, including defined contribution plans.

Termination and Change of Control Benefits
The Company has not entered into any compensatory plans, contracts or arrangements with any of its Named Executive Officers whereby such officers are entitled to receive compensation as a result of the resignation, retirement or any other termination of employment of the Named Executive Officer with the Company or from a change in control of the Company or a change in the Named Executive Officer's responsibilities following a change in control.
Compensation of Directors

None of the Company's directors are compensated for their services as a director of the Company, however, directors are eligible to participate in the Company's Share Option Plan, which is designed to give each option holder an interest in preserving and maximizing shareholder value in the longer term.  This aligns director interests with the best interests of the Company's long-term success. Individual grants will be determined by an assessment of each individual director's current and expected future performance, level of responsibilities and the importance of his/her position and contribution to the Company.
On August 7, 2013, the Company entered an independent contractor agreement and associated statement of work with Ashley Garnot, pursuant to which she agreed to provide consulting services to the Company.  Ms. Garnot's agreement provides for compensation of $2,500 per month for independent contractor services that are outside the scope of her duties as a director. The agreement was renewed in February 2015 with no change to monthly compensation.

Director Compensation Table

The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year ending December 31, 2014.

Director Compensation Table

Change in
Pension Value &
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael Hinshaw	0	0	0	0	0	0	0
Ashley Garnot	30,000	0	0	0	0	0	30,000

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the date of this Listing Application, no director, executive officer or employee of the Company or their respective associates or affiliates is or has been indebted to the Company at any time.
AUDIT COMMITTEE AND CORPORATE GOVERNANCE
Corporate Governance
Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Company.  The Board is committed to sound corporate governance practices, which are in the interest of its shareholders and contribute to effective and efficient decision making.
National Policy 58-201 Corporate Governance Guidelines establishes corporate governance guidelines which apply to all public companies.  The Company has reviewed its own corporate governance practices in light of these guidelines.  In certain cases, the Company's practices comply with the guidelines, however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted.
The Company will continue to review and implement corporate governance guidelines as the business of the Company progresses and becomes more active in operations.  National Instrument 58-101 Disclosure of Corporate Governance Practices mandates disclosure of corporate governance practices in Form 58-101F2, which disclosure is set out below.
1.                   Board of Directors
The mandate of the Board is to supervise the management of the Company and to act in the best interests of the Company.  The Board acts in accordance with:
(a)	the California Corporations Code and its rules and regulations;
(b)	the Company's constating documents; and
(d)	other applicable laws and company policies.
The Board approves all significant decisions that affect the Company before they are implemented. The Board supervises their implementation and reviews the results.
The Board is actively involved in the Company's strategic planning process. The Board discusses and reviews all materials relating to the strategic plan with management. The Board is responsible for reviewing and approving the strategic plan. At least one Board meeting each year is devoted to discussing and considering the strategic plan, which takes into account the risks and opportunities of the business.    Management must seek the Board's approval for any transaction that would have a significant impact on the strategic plan.
The Board periodically reviews the Company's business and implementation of appropriate systems to manage any associated risks, communications with investors and the financial community and the integrity of the Company's internal control and management information systems. The Board also monitors the Company's compliance with its timely disclosure obligations and reviews material disclosure documents prior to distribution. The Board periodically discusses the systems of internal control with the Company's external auditor.
The Board is responsible for choosing the Chief Executive Officer and President, in addition to appointing senior management and for monitoring their performance and developing descriptions of the positions for the Board, including the limits on management's responsibilities and the corporate objectives to be met by the management.
The Board approves all the Company's major communications, including annual and quarterly reports, financing documents and press releases.  The Board approves the Company's communication policy that covers the accurate and timely communication of all important information.  It is reviewed annually.  This policy includes procedures for communicating with analysts by conference calls.

The Board has formally appointed an audit committee, as further described in the "Audit Committee" section below. The Board has also adopted a code of ethics and a formal Whistleblower policy, applicable to all officers, management, staff and contractors,

The external auditor submits a report to the audit committee each year on the quality of the Company's internal control processes and management information systems.
The Board is responsible for determining whether or not each director is an independent director.   Directors who also act as officers of the Company are not considered independent. Directors who do not also act as officers of the Company, do not work in the day-to-day operations of the Company, are not party to any material contracts with the Company, or receive any fees from the Company except as disclosed in this Listing Application, are considered independent.
We have two non-independent directors and two independent directors on our Board.  Mr. Hinshaw is not considered an independent director as he is our Chief Executive Officer.  Ms. Garnot is not considered an independent director as she is paid a consulting fee for services provided to the Company.  Each of Mr. Rogers and Mr. Carlson are considered independent directors.
2.	Directorships
Since November 2011, Ashley Garnot, a director of the Company, has also served as a director of Coronado, a company whose common shares are listed and posted for trading on the TSX-V and the Canadian Securities Exchange under the symbol "CRD", as well as the OTCQX under the symbol "CRDAF".
3.                  Orientation and Continuing Education
The Board briefs all new directors with the policies of the Board, and other relevant corporate and business information.
4.                   Ethical Business Conduct

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely, and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Whistleblower Policy

We have adopted a Whistleblower Policy that provides for the protection of our employees from our retaliation where an employee believes that we are violating some law, rule or regulation and wants to disclose the same to proper authorities or to the public at large.  This policy further provides a mechanism whereby the employee may disclose the information to us in a confidential manner and may possibly resolve the issue he may want to disclose to third parties without the need of going to third parties outside of our organization.
5.                   Nomination of Directors
The Board is responsible for identifying individuals qualified to become new Board members and recommending to the Board new director nominees for the next annual meeting of shareholders.
New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the time required, shown support for the Company's mission and strategic objectives, and a willingness to serve.
6.                   Compensation
The Board conducts reviews with regard to directors' compensation once a year. To make its recommendation on directors' compensation, the Board takes into account the types of compensation and the amounts paid to directors of comparable publicly traded companies and aligns the interests of directors with the return to shareholders.
The Board decides the compensation of the Company's officers, based on industry standards and the Company's financial situation.
7.                   Other Board Committees
We have a separately-designated audit committee of the Board.   Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.
Given the current stage of development of the Company and the size of the Board, no other committees have been established.
The Board does not have a formal process for reviewing the contributions of individual directors, however, informal evaluations of members' contributions are usually performed during regular Board meetings.
8.                   Assessments
The Board monitors the adequacy of information given to directors, communication between the Board and management and the strategic direction and processes of the Board and committees.
Audit Committee

Audit Committee Charter

The Company has adopted an Audit Committee Charter, which sets out the Audit Committee's mandate, organization, powers and responsibilities. The Audit Committee Charter is attached as Appendix A to this Listing Application.

Audit Committee Members

The Audit Committee consists of the following three (3) directors. Also indicated is whether they are 'independent' and 'financially literate'.

Name of Member	Independent(1)	Financially Literate(2)
Daniel Carlson	Independent	Yes
Hugh Rogers	Independent	Yes
Michael Hinshaw	Not Independent	Yes

(1)	A member of the Audit Committee is independent if he or she has no direct or indirect 'material relationship' with the Company. A material relationship is a relationship which could, in the view of the Board, reasonably interfere with the exercise of a member's independent judgment. An executive officer of the Company, such as the CEO, is deemed to have a material relationship with the Company.

(2)	A member of the Audit Committee is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised the Company's financial statements.

Relevant Education and Experience

See "Directors and Executive Officers - Name, Address, Occupation, and Security Holding" above for relevant education and experience for each of the members of our Audit Committee

Audit Committee's Pre-Approval Policies and Procedures for Non-Audit Services

The Company has not adopted specific policies and procedures for the engagement of non-audit services; however, as provided for in NI 52-110 the Audit Committee must pre-approve all non-audit services to be provided to the Company, unless otherwise permitted by NI 52-110.
Audit Fees
External Auditor Service Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant, Hillary CPA Group, for our audit of annual financial statements and review of financial statements included in our Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ending December 31, 2014 and 2013 was $6,200 and $10,500, respectively.

Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant, Hillary CPA Group, that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph was $0 for both the fiscal years ending December 31, 2014 and 2013.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant, Hillary CPA Group, for tax compliance, tax advice, and tax planning for the fiscal years ending December 31, 2014 and 2013 was $875 and $750 respectively.

All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, Hillary CPA Group, other than the services reported in paragraphs (1), (2), and (3) paragraph was $0 for both the fiscal years ending December 31, 2014 and 2013.

Our audit committee's pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

 The percentage of hours expended on the principal accountant's engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full time, permanent employees was 50%.
Exemption
The Company is relying upon the exemption in section 6.1 of NI 52-110 in respect of the composition of its Audit Committee and in respect of its reporting obligations under NI 52-110.

AGENT, SPONSOR OR ADVISOR
Not applicable.
RISK FACTORS
The Company's securities are speculative and investment in the Company's securities involves a high degree of risk and the possibility that the investor will suffer the loss of the entire amount invested.  Our business is subject to risks inherent in the establishment of a new business enterprise, such as limited historical financial information, limited capital resources and the ability to raise additional funds when required.
We have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and any investment will be lost.
We were incorporated in December 2001. Our net loss since December 2001 was $(754,254.20). Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to retain and expand our existing customer base and our ability to increase our revenues through the sale of our services and products. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues sufficient to generate profits. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause any investment to be lost.
There is no assurance that we will sell all of the common shares to be offered under the Private Placement and, consequently, we may have less than the full amount of the estimated net proceeds of this offering to fund our business operations.
The subscription agreements for the common shares to be sold pursuant to the Private Placement are subject to conditions to closing.  Accordingly, there is no assurance that we will complete all or any portion of the Private Placement.  As a result, there is no assurance that we will have all or any portion of the net proceeds of this offering to fund our business operations.
If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.
Our ability to maintain operations is predicated upon being retained to provide technology enabled products and services that improve customer experience management capabilities for corporations. Currently, we have approximately 9 customers. If we are unable to attract and maintain an adequate customer base to generate revenues, we will have to suspend or cease operations.

Our business objectives are subject to risks and there is no assurance that we will be able to achieve our business objectives
We plan to transition our business from a business focus on professional consulting services to a business focused on sales of our Touchpoint Mapping "software as a service" CEM solutions on a subscription based model. There is no assurance that our market will accept our business model and purchase our Touchpoint Mapping solutions software on a stand-alone basis once we complete the necessary enhancements.  Potential customers may not accept our pricing or our pricing model or they may determine to purchase competing products offered by our competitors.
There is no assurance that we will be able to update our Touchpoint Mapping software solutions to incorporate features that our customers and potential customers require
We plan to enhance our Touchpoint Mapping software based on our understanding of the features that our potential customers will require. However, there is no assurance that the enhancements that we incorporate into our updated Touchpoint Mapping software solutions will provide our customers and potential customers with the features and functionality that they require.  Accordingly, there is no assurance that we will be able to achieve material sales of our Touchpoint Mapping software on a stand-alone basis once further development is completed.
There is no assurance that our projections as to the timing and cost to complete updates to the Touchpoing software solutions will be accurate
We have made certain budgets and time estimates to complete the enhancements to our Touchpoint Mapping software solutions.  There is no assurance that the costs to complete this development will not be greater than anticipated. There is no assurance that the time to complete this development will not be longer than anticipated.  Delays in completion and increased costs may adversely impact on our ability to achieve revenues and profitability.
Unanticipated events may result in us not using the proceeds of the Private Placement in the manner anticipated
We may experience events in our business that may cause us to apply the proceeds of the Private Placement in a manner different to the proposed use of proceeds set forth herein.  These events include, without limitation, changes in customer demand for our products and services, the introduction of new products and services by our competitors, increases in product development costs, unavailability of qualified personnel for hire to enable us to execute our business plan, and changes in pricing for our products and services.  The occurrence of any of these events, or other events, may cause us to change our business strategies and objectives, with the result that the proceeds of the Private Placement may be spent in a completely different manner from the proposed use of proceeds set forth herein.
We do not own any patents covering our Touchpoint Mapping solutions software
We do not own any patents.  Accordingly, competitors may offer software solutions products that offer equivalent or enhance functionality in comparison to our Touchpoint Mapping software solutions.  If we infringe on any patents, we will be liable for damages and may be enjoined from conducting our proposed business. Further, because we have no patents covering our product, someone could use the information and compete with us and we will have no recourse against him.
The market for CEM products and services is evolving rapidly
We are engaged in a new and rapidly evolving business. We may experience rapid shifts in demands for our products and services.  These changes in demand may result from a number of factors, including, without limitation, changes in the perceived benefits of or need for CEM services and the introduction of technology based solutions that supplant the need for professional consulting based services.  These changes in demand may adversely impact on our ability to earn revenues and achieve profitability.
We have limited access to financing and capital to fund our operations
We primarily generate cash to fund our business operations from our business operations.  We plan to complete the Private Placement in order to provide additional funds to finance the expansion of our business.  However, there is no assurance that our cash from operations will be sufficient to funds our business operations on an ongoing basis or that the proceeds of the Private Placement will be sufficient to fund our expanded operations.  Accordingly, we may require additional financing to continue or expand our operations.  We do not have any arrangements in place for any future debt or equity financing and there is no assurance that any financing would be available to us if required.
Our inability to generate sufficient cash flows may result in our Company not being able to continue as a going concern.

For the year ended December 31, 2014, the Company had a net income of $3,123.  In addition, the Company had a net loss of $715,656 for the year ended December 31, 2013. These circumstances result in substantial doubt as to the Company's ability to continue as a going concern.  The Company's ability to continue as a going concern is dependent upon the Company's ability to continue to generate sufficient revenues to operate profitably, or raise additional capital through debt financing and/or through sales of common shares.
The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
We are dependent on our president, Michael Hinshaw, to guide our operations and we may be faced with interruptions and challenges continuing our business if we were to lose the services of Mr. Hinshaw.
Our continuing operations will depend on the ability and resources of Mr. Hinshaw, our president. If we lose the services of Mr. Hinshaw, we may have to cease operations. Presently, Mr. Hinshaw is committed to providing his full business time and related resources to us.
Because we have only 5 officers and 4 directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.
We have only 5 officers and 4 directors. They are responsible for our managerial and organizational structure, which include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. As such, they are responsible for the administration of the controls. Should they not properly administer the controls, we may be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money.
Because we may issue additional common shares, any investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common shares. In the future, if we do sell more common shares, any investment could be subject to dilution. Dilution is the difference between what is paid for shares and the net tangible book value per share immediately after the additional shares are sold by us.
There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. Federal Securities Laws. These restrictions may adversely affect the ability to resell our common shares.

We anticipate that our common shares will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, our shareholders may find it more difficult to sell their shares.

Our future sales of our common shares could cause our share price to decline.

There is no contractual restriction on our ability to issue additional shares. We cannot predict the effect, if any, that market sales of our common shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales by us of our common shares in the public market, or the perception that our sales may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

The market price of our common shares may be volatile which could adversely affect the value of an investment in our common shares.

The trading price of our common shares may be highly volatile and could be subject to wide fluctuations in response to various factors. Some of the factors that may cause the market price of our common shares to fluctuate include:

•	Fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	Changes in estimates of our financial results or recommendations by securities analysts;

•	Failure of any of our products to achieve or maintain market acceptance;

•	Changes in market valuations of similar companies;

•	Significant products, contracts, acquisitions or strategic alliances of our competitors;

•	Success of competing products or services;

•	Changes in our capital structure, such as future issuances of securities or the incurrenceof additional debt;

•	Regulatory developments;

•	Litigation involving our Company, our general industry or both;

•	Additions or departures of key personnel;

•	Investors' general perception of us; and

•	Changes in general economic, industry and market conditions.
If the Company cannot protect its intellectual property rights, its operating results will suffer, and investors could ultimately lose their entire investment.
The Company seeks to protect its proprietary rights to its products through a combination of trademarks, copyrights and design registrations. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or obtain and use information that it considers proprietary. Litigation may be necessary to enforce the Company's intellectual property rights and to determine the validity and scope of the proprietary rights of others. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm the Company's business and operating results. Investors could lose their entire investment.
The Company does not anticipate paying dividends to common shareholders in the foreseeable future, which makes investment in the Company's shares speculative or risky.
The Company has not paid dividends on its common shares and does not anticipate paying dividends on its common shares in the foreseeable future. The Board has sole authority to declare dividends payable to the Company's shareholders. The fact that the Company has not and does not plan to pay dividends indicates that it must use all of the funds generated by operations for reinvestment in its operating activities. Investors also must evaluate an investment in the Company solely on the basis of anticipated capital gains.
Limited liability of the Company's executive officers and directors may discourage shareholders from bringing a lawsuit against them.
The Company's Articles of Incorporation and Bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage shareholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the stockholders. In addition, a stockholder's investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by the Company under the indemnification provisions of the Articles of Incorporation and Bylaws. The impact on a shareholder's investment in terms of the cost of defending a lawsuit may deter the stockholder from bringing suit against one of the Company's officers or directors.

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of California.
Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers under California law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.
PROMOTERS
Not applicable.
LEGAL PROCEEDINGS AND REGULATORY ACTIONS

We are not presently a party to any litigation.
INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
No insider, director or executive officer of the Company and no associate or affiliate of any director, executive officer or insider has any material interest, direct or indirect, in any transaction within the three years before the date of this Listing Application that has materially affected or is reasonably expected to materially affect the Company other than as disclosed in this section.  See also "Executive Compensation".

•
On March 2, 2012 we entered into an agreement with mfifty, a company owned and controlled by Michael Hinshaw, our Chief executive Officer, wherein we agreed to supply certain services to mfifty in consideration of the payment of fees for our services. The nature and amounts of services as well as the terms on which any such services would be provided were agreed to be negotiated and finalized through a signed services agreement and statement of work. To date, these services have comprised (i) services in connection with a book authored by our President, Mr. Michael Hinshaw, and used by us as a tool to assist in the marketing of our services, and (ii) access to a databasee provided to mfifty by us in connection with marketing efforts undertaken by mfifty in connection with its marketing efforts.  The services provided in connection with the book were provided in 2012 and are not ongoing.  The total approximate dollar amount of these services provided to mfifty to date is $61,684, with the majority of $51,632 being attributable to the year ended December 31, 2012. The foregoing services have been provided by us and fully paid for by mfifty.  During the twelve months ended December 31, 2014 and 2013, we earned consulting revenues of approximately $7,709 and $0, respectively, from mfifty.  The amounts of services to be provided under this agreement are not anticipated to be material to our business operations or financial condition in future period.

•
On January 31, 2013, the Company entered into an agreement with Michael Hinshaw, Chief Executive Officer, to loan $25,000 to the Company. The loan was secured with a non-convertible promissory note with an interest rate set at 3.25%. The rate was what would be expected in an arm's length transaction. The note was structured to incur a balloon payment of the principal and non-compounding accrued interest. Interest began accruing on the unpaid balance thirty (30) days from the date of the note. The maturity date of the note was April 1, 2013. The principal and accrued interest payable at maturity totalled $25,068.

•	Pursuant to a verbal agreement between Mr. Hinshaw and the Company, Mr. Hinshaw receives an annual base salary of $300,000 for his executive services to the Company.

•
On August 1, 2013, we entered into an agreement with Ashley Garnot wherein we agreed to compensate Ms. Garnot in the amount of $2,500 monthly for consulting services. The nature and amounts of services as well as the terms on which such services would be provided were finalized through a signed consulting agreement and statement of work.

•
We have received subscription agreements for purchases of common shares at a price of $0.75 per common share from the following insiders, officers and directors of the Company in connection with the Private Placement:

Name of Insider	Position	Number of Common Shares to be Purchased	Aggregate Subscription Amount
Alex Guidi	10% Shareholder	300,000	$225,000
Pacific Reach Management Corp. (Owned and controlled by Alex Guidi)	10% Shareholder	500,000	$375,000
Pino Perone	Corporate Secretary	10,000	$7,500

INVESTOR RELATIONS ARRANGEMENTS
Not applicable.
AUDITORS, TRANSFER AGENTS AND REGISTRARS
Auditors
The Company's auditor is David L. Hillary, Jr., CPA, CITP, of Hillary CPA Group, located at 5797 E. 169th Street, Suite 100, Noblesville, Indiana, 46062.
Transfer Agent and Registrar

The registrar and transfer agent for the Company is Computershare N.A. of 250 Royall Street, Canton, Massachusetts, 02021, phone number: (781) 575-2000.
The Company plans to appoint Computershare Trust Company of Canada of Vancouver, British Columbia as a co-transfer agent concurrent with the listing on the TSX-V
MATERIAL CONTRACTS
Except for material contracts entered into in the ordinary course of business (inclusive of employment agreements entered into with the Company's officers), the Company does not have any (i) material contracts which the Company has entered into since January 1, 2014, being the date of the beginning of the Company's last completed financial year before the date of this Listing  Application; or (ii) material contracts which the Company entered into prior to January 1, 2014 that are still in effect, except as follows:

•	Consulting agreement dated August 1, 2013 between the Company and Ashley Garnot, as described above under "Interest of Management and Others in Material Transactions"; and

•	Subscription Agreements entered into connection with the completion of the Private Placement.
Inspection of Material Contracts and Reports
Copies of all the material contracts and reports referred to in this Listing Application may be inspected at the registered office of the Company at Suite 1100, 201 Spear Street, San Francisco, California, 94105, during normal business hours during the distribution of the securities offered hereunder, and for a period of 30 days thereafter, as well as on the SEDAR website at www.sedar.com upon the date that this Listing Application is filed.
EXPERTS
The balance sheets of the Company as of December 31, 2014 and 2013 and the related statements of operations, common shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2014 have been audited by Hillary CPA Group, independent registered public accounting firm, as stated in their report which is incorporated herein.  As of  the  date  hereof,  the  respective  partners  and  associates  of  Hillary CPA Group own beneficially, directly  or indirectly , less  than 1% of any outstanding class of securities of the Company and less than 1% of the outstanding securities of any class of the Company's associates or affiliates
No person or company whose profession or business gives authority to a statement made by such person or company and who is named as having prepared or certified a part of this Listing Application, or prepared or certified a report or valuation described or included in this Listing Application, has received or shall receive or holds a direct or indirect interest in any securities or property of the Company or any associates or affiliates of the Company.
OTHER MATERIAL FACTS
There are no other material facts about the Company which are not otherwise disclosed in this Listing Application.

EXEMPTIONS
The Company has not received any discretionary exemptions from any securities regulatory or securities regulatory authority within the 12 month period preceding the date of this Listing Application.

FINANCIAL STATEMENTS
The following financial statements are included with this Listing Application:
Unaudited Interim Financial Statements – Exhibit E

•	Balance Sheet as of September 30, 2015 (unaudited) and December 31, 2014

•	Statement of Operations for the three and nine months ended September 30, 2015 and 2014 (unaudited)

•	Statement of Cash Flows for the nine months ended September 30, 2015 and 2014 (unaudited)

•	Notes to Financial Statements
Audited Annual Financial Statements – Exhibit C

•	Report of Independent Registered Public Accounting Firm for the year ended December 31, 2014

•	Balance Sheets as of December 31, 2014 and 2013

•	Statement of Operations for the years ended December 31, 2014 and 2013

•	Statement of Common Stockholders' Equity for the years ended December 31, 2014 and 2013

•	Statements of Cash Flows for the years ended December 31, 2014 and 2013

•	Notes to the Consolidated Financial Statements
Audited Annual Financial Statements – Exhibit A

•	Report of Independent Registered Public Accounting Firm for the year ended December 31, 2013

•	Balance Sheets as of December 31, 2013 and 2012

•	Statement of Operations for the years ended December 31, 2013 and 2012

•	Statement of Common Stockholders' Equity for the years ended December 31, 2013 and 2012

•	Statements of Cash Flows for the years ended December 31, 2013 and 2012

•	Notes to the Consolidated Financial Statements
SIGNIFICANT ACQUISITIONS
The Company has not completed any significant acquisitions within the last three fiscal years or during the current 2015 fiscal year.

CERTIFICATE OF THE COMPANY
Dated: January 27, 2016
Each of the undersigned hereby certifies that the foregoing constitutes full, true and plain disclosure of all information required to be disclosed under each item of this application and of any material fact not otherwise required to be disclosed under an item of this application.

"Michael Hinshaw"	"Barry MacNeil"
Michael Hinshaw President, Chief Executive Officer and Director	Barry MacNeil Chief Financial Officer

On behalf of the Board of Directors

"Ashley Garnot"	"Hugh Rogers"
Ashley Garnot Director	Hugh Rogers Director

APPENDIX A

Audit Committee Charter